$600,000,000

              AMENDED AND RESTATED CREDIT AGREEMENT AMONG

               CLEAR CHANNEL COMMUNICATIONS, INC. CERTAIN

                                  LENDERS

                                    AND

      NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER









                        October 19, 1995



Schedules and Exhibits

Schedule 1:  LIBOR Lending Offices
Schedule 2:  Existing Liens
Schedule 3:  Existing Litigation Schedule 4:  Licenses,
Permits and Other
Authorizations Schedule 5:  Rights Relating to Pledged Stock
Schedule 6:  Existing Guaranties Schedule 7:  Subsidiaries
Schedule 8:  Existing Investments
Schedule 9:  Existing Indebtedness
Schedule 10: Guaranties
Schedule 11: Material Adverse Changes

Exhibit A:  Revolving Credit Note
Exhibit B:  Bid Rate Note
Exhibit C:  Borrower Pledge Agreement Exhibit D:  Subsidiary
Pledge Agreement (Third Tier) Exhibit E:  Subsidiary Pledge
Agreement (Holdings) Exhibit F:  Intentionally Omitted
Exhibit G:  Subsidiary Guaranty
Exhibit H:  Compliance Certificate
Exhibit I:  Assignment and Acceptance
Exhibit J:  Subsidiary Pledge Agreement (Second Tier)



            AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as
of October  19,          1995, among CLEAR CHANNEL
COMMUNICATIONS,  INC., a Texas corporation ("Borrower"), the
Lenders from time to time party hereto, and NATIONSBANK OF
TEXAS, N.A., a national banking association, as administrative agent for the Lenders.


                         BACKGROUND

  The Borrower and lenders entered into that certain Credit
Agreement dated as of September 30, 1994 in the maximum
principal amount of $350,000,000 (said Credit Agreement, as
amended, the "Existing Credit Agreement"). The  Borrower
has  requested that the  Lenders  amend and restate the
Existing  Credit  Agreement  by  making  a  credit facility
available to the   Borrower  up  to  the  maximum
principal  amount of $600,000,000.

The Lenders have agreed to do so, subject to the terms and conditions set forth below.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is being amended and restated as follows:


                         ARTICLE 1

                        Definitions

       Section  1.1     Defined  Terms.   For  purposes  of
this Agreement:
      "ARN" shall mean the Australian Radio Network
Limited, PTY, an Australian propriety company, 50% of whose Capital Stock is owned by the Borrower.

    "ARN Investment" shall mean the investment by the Borrower in at least 50% of the Capital Stock of ARN.

  "Additional Costs" shall have the meaning set forth in
Section 9.5 hereof.

    "Administrative  Lender" shall mean NationsBank  of
Texas, N.A., a national banking association, as
administrative agent for Lenders,   or  such  successor
administrative agent appointed pursuant to Section 10.1(b) hereof.

      "Advance" shall mean a Revolving Credit Advance or a Bid Rate Advance and "Advances" means Revolving Credit
Advances  and Bid Rate Advances.

       "Affiliate" shall mean any Person that directly or indirectly through one or more Subsidiaries
Controls, or is Controlled By or Under Common Control with, the Borrower.

       "Affiliation   Agreements"  shall  mean  all
affiliation agreements of the Borrower and each Subsidiary with Fox Broadcasting.

     "Agreement" shall mean this Credit Agreement, as amended or renewed from time to time.

  "Agreement Date" shall mean the date of this Agreement.

  "Amortization Date" shall mean the last Business Day of December 1998.

     "Applicable Environmental Laws" shall mean applicable
laws pertaining to health or the environment, including
without limitation,    the    Comprehensive
Environmental Response, Compensation, and Liability Act of
1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of
1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the
Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

    "Applicable Law" shall mean (a) in respect of  any
Person, all provisions of constitutions, statutes, rules,
regulations, courts and orders  of governmental  bodies  or
regulatory   agencies applicable to  such  Person and its
properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation
12 USC 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-
1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other
Loan Documents.

    "Applicable Margin" shall mean the following per annum percentages, applicable in the following situations:

Applicability                      Base Rate            LIBOR
                                                        Basis
Basis (i)  If the Leverage Ratio is
not less than 5.0 to 1                  0.25            1.2500
(ii) If the Leverage Ratio is
less than 5.0 to 1 but is not
less than 4.5 to 1
                                        0.00            1.0000

(iii)  If the Leverage Ratio
is less than 4.5 to 1 but is
not less than 4.0 to 1                  0.00            0.7500

(iv) If the Leverage Ratio
is less than 4.0 to 1 but is
not less than 3.5 to 1                  0.00            0.6250

(v)  If the Leverage Ratio is
less than 3.5 to 1 but is not
less than 3.0 to 1                      0.00            0.5000

(vi) If the Leverage Ratio is
less than 3.0 to 1 but is not
less than 2.0 to 1                      0.00            0.4375

(vii)  If the Leverage Ratio
is less than 2.0 to 1                   0.00            0.3750


The Applicable Margin payable by the Borrower on the
Revolving Credit  Advances  outstanding  hereunder
shall  be  subject   to reduction
or  increase, as applicable and as set forth in the
table  above, on
a quarterly basis according to the performance of the
Borrower as tested by the Leverage Ratio.  Except as
set forth in the last sentence hereof, any such
increase or reduction in the Applicable Margin
provided for herein shall be effective three Business
Days after receipt  by  Administrative  Lender  of
the applicable financial statements.   If  financial
statements of  the  Borrower  setting forth the
Leverage Ratio are not received by the Administrative
Lender by the date required pursuant to Section 6.1
hereof, the Applicable Margin shall be determined as
if the Leverage Ratio is not less than 5.0 to 1 until
such time as such financial statements are received.
For the final quarter of any fiscal year of the
Borrower, the Borrower may provide its unaudited
financial statements, subject only to year-end
adjustments, for the purpose of  adjusting  the
Applicable Margin. Notwithstanding  anything above to
the contrary, if the compliance certificate required
to be delivered pursuant to Section 7.5(b) hereof
prior to any proposed acquisition indicates that the
Leverage Ratio after giving effect to the proposed
acquisition would result in an adjustment of the
Applicable Margin, the Applicable Margin shall be
increased or decreased,  as the  case  may  be,  as
of  the  date  of   such acquisition.

     "Art. 1.04" shall have the meaning ascribed thereto in the definition of "Applicable Law."

      "Assignees" shall mean any assignee of a Lender pursuant to an
Assignment Agreement and shall have the meaning ascribed thereto in
Section 11.6 hereof.

      "Assignment Agreement" shall have the meaning ascribed thereto in Section 11.6 hereof.

    "Authorized Signatory" shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

    "Base Rate Advance" shall mean any Revolving
Credit Advance bearing interest at the Base Rate
Basis.

     "Base Rate Basis" shall mean, for any day, a per
annum interest rate equal to the lesser of (a) the
Highest Lawful  Rate on such day, or (b) the higher
of (i) the sum of (A) 0.50% plus (B)  the  Federal
Funds Rate plus (C) the Applicable  Margin,  or (ii)
the sum of (A) the Prime Rate on such day plus (B)
the Applicable Margin.   The Base Rate Basis shall be
adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

    "Bid Rate Advance" shall mean an Advance the interest rate on which is determined by agreement between the Borrower and the Lender making such Advance pursuant to Section 2.1(b) hereof.

     "Bid Rate Note" shall mean each promissory note of the Borrower evidencing Bid Rate Advances, substantially in the form of Exhibit B hereto, together with any extension, renewal or amendment thereof or substitution therefor.

     "Borrower" shall mean Clear Channel
Communications, Inc., a Texas corporation.

     "Borrower Pledge Agreement" shall mean one or more pledge agreements, executed by the Borrower, granting a Lien on (i) the Pledged Stock owned directly by the Borrower and (ii) the Holdings
Note as security for the Obligations, substantially in the form of Exhibit C hereto, as such agreement may be amended, modified, renewed or extended from time to time.

     "Business Day" shall mean a day on which banks are open for the transaction of business as required by this Agreement in Dallas, Texas and New York,
New York and, with respect to any LIBOR Advance, in London, England, and as otherwise relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" shall mean expenditures
for the purchase   of  tangible  assets  of  long-
term  use which   are capitalized in accordance with
GAAP; provided, however, Capital Expenditures shall not include assets acquired through trade without any expenditure of cash, such trade capital expenditures not to exceed $3,000,000 in aggregate value per year, such valuation to be determined using the lesser of the fair market value of assets received or the value of air-time run in exchange for the assets received.

     "Capital Stock" shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests
(including, without limitation, general, limited and preference units) in any Person that is a partnership.

      "Capitalized Lease Obligations" shall mean that portion of any obligation of the Borrower or any Restricted Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

      "CCC-Houston"  shall mean CCC-Houston  AM,
Ltd., a Texas limited partnership and a Subsidiary of Borrower.

     "CCRE" shall mean Clear Channel Real Estate,
Inc., a Nevada corporation, and a wholly-owned
Subsidiary of Holdings.

     "CCRE Note" shall mean that certain promissory note of CCRE payable to the order of Holdings in the original principal amount not to exceed $600,000,000 evidencing loans and advances made or to be made by the Holdings to CCRE, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

     "CCR Houston-Nevada" shall mean CCR Houston
Nevada, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Radio.

     "CCR Houston-Nevada Note" shall mean that
certain promissory note of CCR Houston-Nevada payable
to the order of Radio in the original principal
amount not to exceed $600,000,000 evidencing loans
and  advances made or to be made  by  the  Radio  to
CCR Houston-  Nevada,  together  with  any
extension,  renewal, increase   or amendment thereof,
or substitution therefor.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean the Pledged Stock, the Intercompany Notes and any other collateral hereafter granted by any Person to the Administrative Lender for the benefit of the Lenders to secure the Obligations and all proceeds thereof.

      "Commitment" shall mean $600,000,000, as reduced from time to time pursuant to Section 2.6 hereof.

     "Communications Act" shall mean, collectively, the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Control" or "Controlled By" or "Under Common
Control" shall mean possession, directly or
indirectly, of power to direct or cause the direction
of management or policies (whether through ownership
of voting securities, by contract or otherwise);
provided, however, that (a) in the event that no one
Person owns more  than  50% of the outstanding
Capital Stock of a corporation or entity, any Person
which beneficially owns, directly or, by contract or
law, indirectly, 10% or more (in number of votes) of
the securities having ordinary voting power for the
election of directors of such corporation shall be
conclusively presumed to control such corporation or
(b) in the event that one Person owns greater  than
50%  of  the  outstanding Capital  Stock   of   a
corporation, any Person which beneficially owns, directly or, by contract or law, indirectly, greater than 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors of such corporation shall be conclusively presumed to control such corporation.
     "Controlled Group" shall mean, as to any Person, all members ofa controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group, and the Borrower and any other entities (whether incorporated or not incorporated) which are under common Control with the Borrower and which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code, shall be deemed to be members of the Borrower's Controlled Group on and after the Agreement Date.
   "Default" shall mean an Event of Default and/or any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the lesser of (a) the Highest
Lawful Rate, or (b) the sum of the Base Rate Basis plus two percent.

       "Determining Lenders" shall mean, on any date
of determination, any combination of the Lenders
having at least 51% of the aggregate amount of the
Revolving Credit Advances then outstanding; provided,
however, that if there are no Revolving Credit
Advances outstanding  hereunder,
      "Determining  Lenders" shall mean any
combination of Lenders whose Specified Percentages
aggregate at least 51%.
     "Dividend" shall mean, as to any Person, (a) any
declaration or payment of any dividend (other than a
dividend paid solely in shares  of the common stock
of such Person) on, or the making  of any
distribution, loan, advance or investment to or in
any holder of, any shares of Capital Stock of such
Person (other than salaries and bonuses paid in the
ordinary course of business), or (b) any purchase,
redemption,  or other acquisition  or  retirement
for value of any shares of Capital Stock of such
Person; provided, however, that the  acquisition of
shares of Capital Stock of such Person for the
purpose of acquiring a Subsidiary (whether by merger,
consolidation,   asset acquisition,   stock
acquisition,   or otherwise) shall not be deemed a
Dividend if (a) such shares are used as a portion or all of the purchase price for the acquisition of a Subsidiary within a period of ninety days from the date the initial shares of such Capital Stock were acquired and (b) such Person shall have given the Administrative Lender prior written notice of its intention to acquire such Capital Stock for the purpose of acquiring a Subsidiary.

     "Equity" shall mean shares of Capital Stock, or options, warrants or any other right to subscribe for or otherwise acquire Capital Stock, of the Borrower or any Subsidiary.
     "ERISA"  shall mean the Employee Retirement
Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

    "ERISA Event" shall mean, with respect to the Borrower and its Subsidiaries, (a) a Reportable
Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA),
(b) the withdrawal of any such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under
Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA, or
(f) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

    "Excess Cash Flow" shall mean, for any year, calculated for the Borrower and its Restricted
Subsidiaries on a consolidated basis, an amount equal to the remainder of (a) Operating Cash Flow for said year, minus (b) the sum of (i) Capital
Expenditures for said year, plus (ii) cash expenditures for the payment of taxes for said year, plus (iii) principal, interest and fees scheduled to be paid and paid for said year with respect to Indebtedness.

     "Existing Credit Agreement" shall mean that certain Credit Agreement dated as of September 30, 1994, by and among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders party thereto, as the same may have been amended, modified, renewed or extended from time to time.

"FCC" shall mean the Federal
communications Commission, or any governmental agency succeeding to the functions thereof.
     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New
York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding
Business Day  as so published on the next succeeding
Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal
Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative
Lender.

     "Fixed Charges" shall mean, for the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, for the four most recently ended fiscal quarters preceding any date of determination, an amount equal to the sum of (a) all payments of principal, interest, fees and other amounts paid on all Indebtedness, plus (b) all payments under Capitalized Lease Obligations, plus
(c) all Capital Expenditures, plus (d) cash expenditures for the payment of taxes, plus (e) all Dividends paid.

     "GAAP" shall mean generally accepted accounting
principles applied on a consistent basis, set forth
in the Opinions of the Accounting   Principles  Board
of the  American  Institute of Certified Public
Accountants, or their successors which are applicable in the circumstances as of the date in question.
The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

      "Guaranty" or "Guaranteed", as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit.

     "Highest Lawful Rate" shall mean at the
particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable
Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.
For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas
(including any amendment to such Applicable Law), the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section
(d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art.
1.04 shall control for purposes of such determination, as applicable.

     "Holdings" shall mean Clear Channel Holdings,
Inc., a Nevada corporation, and a wholly-owned
Subsidiary of the Borrower.
     "Holdings Note" shall mean that certain
promissory note of Holdings  payable  to  the  order
of  Borrower in  the  original principal amount not
to exceed $600,000,000 evidencing loans and advances
made or to be made by the Borrower to Holdings,
together with any extension,   renewal,   increase
or   amendment thereof,   or substitution therefor.
      "Increased Letter of Credit Costs" shall have the meaning set forth in Section 2.16(d) hereof.

      "Increased  Letter  of  Credit Costs
Retroactive Effective Date" shall have the meaning set forth in Section 2.16(d) hereof.

      "Increased Letter of Credit Costs Set Date" shall have the meaning set forth in Section 2.16(d) hereof.

      "Indebtedness" shall mean, with respect to any Person, (a) all items, except items of partners' equity or of Capital Stock or of surplus or of general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed,
(c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement, all Guaranties, all obligations under interest rate swap agreements or similar hedge agreements, all indebtedness for borrowed money
(excluding, for purposes of calculation of financial covenants only, indebtedness evidenced by
Intercompany Notes), and all reimbursement obligations with respect to outstanding letters of credit, and (d) any "withdrawal liability" of the Borrower or any Subsidiary, as such term is defined under Part I of Subtitle E of Title IV of ERISA.

        "Indemnified Matters" shall have the meaning ascribed to it in Section 5.10(a) hereof.

       "Indemnitees" shall have the meaning ascribed to it in Section 5.10(a) hereof.

        "Index Debt Rating" shall mean the rating available to the Borrower's senior, unsecured, noncredit-enhanced long term indebtedness for borrowed money ("Index
       Debt") or the implied rating established by Moody's or S&P as if the Borrower had outstanding Index Debt.

        "Institutional Debt" shall mean Indebtedness
       for borrowed money      which  may  be
       raised by the Borrower in the private placement or public debt markets.

       "Intercompany   Notes"  shall  mean,
collectively,   the Management Note,         the
Television Note, the Radio Note, the Metroplex
Note, the Radio Licenses Note, the Television
Licenses Note, the Metroplex Licenses Note, the
Memphis Note, the Productions Note, the CCR Houston -
Nevada Note, the CCRE Note and the Holdings Note.

     "Interest Period" shall mean (a) for any Base
Rate Advance, the period beginning on the day the Advance was made and ending on the first Quarterly
Date thereafter, (b) for any LIBOR Advance, the period beginning on the day the Advance is made and ending one, two, three, six or, subject to each Lender's good faith determination of availability, twelve months thereafter (as the Borrower shall select), and (c) any Bid Rate Advance, the period beginning on the day the Advance was made and ending the date the Borrower and the Lender making the Bid Rate Advance agree pursuant to Section 2.1(b).

     "Investment" shall mean any acquisition of all
or substantially all assets of any Person, or any
direct or indirect purchase or other acquisition of,
or beneficial interest in, Capital Stock or other
securities of any other Person, or any direct  or
indirect  loan,  advance  (other  than  advances   to
employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other
Person that are not current assets or do not arise in the ordinary course of business.

     "Issuing Bank" shall mean NationsBank of Texas,
N.A., in its capacity as issuer of the Letters of Credit.


    "L/C Cash Collateral Account" shall have the meaning specified in Section 2.16(g) hereof.

   "L/C Related Documents" shall have the meaning specified in Section 2.16(d) hereof.

     "Lender" shall mean each financial institution shown on the signature pages hereof so long as such financial institution maintains a Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof.

"Letter of Credit" shall have the meaning specified in Section 2.16(a) hereof.
       "Letter of Credit Agreement" shall have the meaning specified in Section 2.16(b) hereof.
 "Letter of Credit Facility" shall mean the amount of
                          the
Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

     "Leverage Ratio" shall mean, for any date of determination, the ratio of Total Debt as of the date of determination to Operating Cash Flow for the four most recently ended fiscal quarters preceding such date of determination.

     "LIBOR Advance" shall mean a Revolving Credit
Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR
Advance, in accordance with the provisions of Section
2.2 hereof.

     "LIBOR Basis" shall mean a simple per annum
interest rate equal      to the lesser of (a) the
Highest Lawful Rate, or  (b)  the sum of the LIBOR
Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances with Interest
Periods in excess of six months, be subject to premiums assessed by each Lender, which are payable directly to each Lender. Once determined, the LIBOR
Basis shall remain unchanged during the applicable
Interest Period.

     "LIBOR Lending Office" shall mean, with respect to a Lender, the office designated as its LIBOR
Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

    "LIBOR  Rate"  shall  mean, for any  Interest
Period,  the interest
rate per annum (rounded upward to the nearest one sixteenth (1/16th) of one percent) at which deposits in United States Dollars are offered to the Administrative Lender by leading banks reasonably selected by the Administrative Lender in the London interbank market at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

    "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "Loan Documents" shall mean this Agreement, the notes, the pledge agreements, the Subsidiary
Guaranty, fee letters, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for the Obligations.

   "Local Marketing Agreement" shall mean any time brokerage agreements, local market affiliation agreements or related or similar agreements entered into between the Borrower or any Subsidiary and any other Person, as any of the above may be amended, substituted, replaced or modified.

     "Management" shall mean Clear Channel
Management, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Holdings.

     "Management Note" shall mean that certain promissory note of Management payable to the order of Holdings in the original principal amount not to exceed $600,000,000 evidencing loans and advances made or to be made by Holdings to Management, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

     "Material Adverse Effect" shall mean any act or circumstance or event that (a) causes a Default, or
(b) otherwise could reasonably be expected to be material and adverse to the business, consolidated assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Restricted Subsidiaries, together taken as a whole.

      "Maturity  Date"  shall  mean  the  last
Business  Day  of September
2003.

     "Maximum Amount" shall mean the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

       "Memphis"  shall  mean  Clear  Channel
Communications  of Memphis,
Inc., a Texas corporation, and a wholly-owned
Subsidiary of Holdings.

     "Memphis Note" shall mean that certain
promissory note of Memphis  payable  to  the  order
of  Holdings in  the  original principal
amount not to exceed $600,000,000 evidencing loans
and advances made or to be made by Holdings to
Memphis, together with any extension,   renewal,
increase   or amendment   thereof    or substitutions
therefor.

      "Metroplex"  shall  mean Clear Channel
Metroplex, Inc.,              a Nevada
corporation, and a wholly-owned Subsidiary of Metroplex Licenses.

     "Metroplex Licenses" shall mean Clear Channel
Metroplex Licenses,   Inc.,  a  Nevada  corporation,
and  a   wholly-owned Subsidiary
of the Borrower.

     "Metroplex Licenses Note" shall mean that
certain promissory note  of  Metroplex Licenses
payable to the order of the Borrower in the original
principal amount  not  to  exceed  $600,000,000
evidencing loans or advances made or to be made by Borrower to Metroplex Licenses, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

     "Metroplex Note" shall mean that certain promissory note of Metroplex payable to the order of Metroplex Licenses in the original principal amount not to exceed $600,000,000 evidencing loans or advances made or to be made by Metroplex Licenses to Metroplex, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

"Moody's" shall mean Moody's Investors Services, Inc.

     "Multiemployer Plan" shall mean, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled
Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NationsBank Guaranties" shall mean the Guaranty in favor of NationsBank of Texas, N.A. on behalf of RDS Broadcasting, Inc. and
Mercury Broadcasting, Inc. in the amounts of $9,575,000 and $2,000,000 respectively.

     "Necessary Authorization" shall mean any license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority (including without limitation the FCC) necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

     "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or disposition of any asset by any Person or the issuance of Institutional Debt or Equity by any Person, the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes.

     "Notice of Issuance" shall have the meaning ascribed to it in
Section 2.16(b) hereof.

     "Obligations" shall mean (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any Subsidiary to the Lenders under the Loan Documents, as they may be amended from time to time, and (b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any Subsidiary of any obligation, covenant or undertaking with respect to any Loan Document.

     "Operating Cash Flow" shall mean, for any
period,
determined in accordance with GAAP on a consolidated
basis for the Borrower and  its  Restricted
Subsidiaries, the sum of  (a)  pre-tax net income
(excluding  therefrom  (i)  any  items  of
extraordinary   gain, including net gains on the sale
of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, depreciation and amortization (including amortization of film contracts), and other non-cash expenses, and minus (c) payments made or scheduled to be made with respect to film contracts. Operating Cash Flow shall be adjusted to exclude (i) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income and (ii) without duplication, any accrued but not paid income from Investments.
For purpose of calculation of Operating Cash Flow with respect to assets not owned at all times during the four fiscal quarters preceding the date of determination of Operating Cash Flow there shall be (i) included in Operating Cash Flow the Operating Cash Flow of any assets acquired during any of such four fiscal quarters for the twelve month period preceding the date of determination and
(ii) excluded from Operating  Cash Flow  the
Operating Cash Flow of any assets disposed of during any of such four fiscal quarters for the twelve month period preceding the date of determination.

     "Operating Lease" shall mean any operating lease, as defined in the Financial Accounting
Standard Board Statement of Financial Accounting
Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP, with an initial or remaining noncancellable lease term in excess of one year.
      "Participant" shall have the meaning ascribed to it in Section
11.6(c) hereof.

"Participation" shall have the meaning ascribed to it in Section 11.6(c) hereof.
      "Payment Date" shall mean the last day of the Interest Period for any Advance.

     "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Liens" shall mean, as applied to any
Person:

 (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b) (i) Liens on real estate for real estate taxes not yet delinquent, (ii) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv)
Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;
      (c)   Liens of carriers, warehousemen,
mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

    (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

(f) Liens created to secure the purchase price of tangible personal property acquired by such Person or created to secure Indebtedness permitted by Section
7.1(d) hereof in an amount not to exceed $7,500,000 in the aggregate, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

      (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders; and

(h) Any Liens existing on the Agreement Date which are described on Schedule 2 hereto, and Liens resulting from the refinancing of the related
Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower.

     "Person" shall mean an individual, corporation, partnership, trust or unincorporated organization, limited liability company, or a government or any agency or political subdivision thereof.

      "Plan" shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA
(including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of the Borrower, its Subsidiaries or any member of their Controlled
Group.

     "Pledged  Stock"  shall  mean  all  Capital
Stock  of  the Restricted Subsidiaries.

      "Prime Rate" shall mean, at any time, the prime interest rate announced or published by the Administrative Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United
States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Lender.

     "Productions" shall mean Clear Channel
Productions, Inc., a Nevada corporation, and a wholly owned Subsidiary of Holdings.

     "Productions Note" shall mean that certain promissory note of Productions payable to the order of Holdings in the original principal amount not to exceed $600,000,000 evidencing loans and advances made or to be made by Holdings to Productions, together with any extension, renewal, increase or amendment thereof, or substitution therefor.

     "Pro-Forma Debt Service" shall mean, as of any
date of determination,  determined  in  accordance
with  GAAP  for   the Borrower and its Restricted
Subsidiaries on a consolidated basis, the sum
(without duplication) of (a) all payments of principal, interest, fees and other amounts scheduled to be paid on all Indebtedness during the succeeding four fiscal quarters (assuming for any Indebtedness subject to a floating interest rate, an interest rate equal to the applicable rate in effect on the date of determination), plus (b) without duplication, all rentals and other amounts
(excluding insurance premiums and property taxes) scheduled to be paid under all Capitalized
Lease Obligations during the succeeding four fiscal quarters, plus (c) all debt discount and expense scheduled to be amortized during the succeeding four fiscal quarters..

     "Quarterly Date" shall mean the last Business
Day of each September, December, March and June, beginning December 31, 1995.

     "Radio" shall mean Clear Channel Radio, Inc., a
Nevada corporation, and a wholly-owned Subsidiary of Radio Licenses.

"Radio Licenses" shall mean Clear Channel Radio
Licenses, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

      "Radio Licenses Note" shall mean that certain promissory note of Radio Licenses payable to the order of Holdings in the original principal amount not to exceed $600,000,000 evidencing loans and advances made or to be made by Holdings to Radio
Licenses, together with any extension, renewal, increase or amendment thereto, or substitution therefor.

      "Radio  Note"  shall mean that certain
promissory note  of Radio payable to the order of
Radio Licenses in the original principal amount not
to exceed $600,000,000 evidencing loans and advances
made or to be made by Radio Licenses to Radio,
together with any extension,   renewal, increase   or
amendment   thereof,   or substitution therefor.

      "Refinancing  Advance"  shall  mean  any
Revolving  Credit Advance which  is  used  to  pay
the principal amount  (or any  portion thereof) of  a
Revolving Credit Advance or Bid Rate Advance at the
end  of its Interest   Period and  which,  after
giving  effect   to   such application, does not
result in an increase in the aggregate amount of outstanding Revolving Credit Advances or Bid Rate
Advances at the time of the Refinancing Advance.

      "Regulatory Modification" shall have the meaning set forth in Section 9.5 hereof.

     "Regulatory Modification Retroactive Effective
Date" shall have the meaning set forth in Section
9.5 hereof.

    "Regulatory Modification Set Date" shall have the meaning set forth in Section 9.5 hereof.

     "Reimbursement Obligation" shall mean, in respect of any Letter of Credit as at any date of determination, the maximum aggregate amount which is then available to be drawn under such Letter of Credit (whether the conditions to drawing thereunder have been met) plus any unreimbursed amounts under outstanding Letters of Credit.

     "Release Date" shall mean the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

    "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

      "Restricted Subsidiary" shall mean (i) any Subsidiary which is not an Unrestricted Subsidiary and (ii) ARN.

    "Revolving Credit Advance" shall mean an Advance made pursuant to Section 2.1(a) hereof.

      "Revolving Credit Note" shall mean any
promissory
note  of the
Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

     "S&P" shall mean Standard & Poor's Ratings
Group, a Division of McGraw-Hill, Inc., a New York
Corporation.

    "Snowden  Broadcasting"  shall mean  Snowden
Broadcasting, L.C.,
a Texas limited liability company.

"Snowden Broadcasting of Louisville" shall mean
Snowden Broadcasting of Louisville, Inc., a Texas corporation.

      "Special  Counsel"  shall mean the  law  firm
of Donohoe, Jameson &   Carroll,   P.C.,  or  such
other  legal   counsel as the Administrative Lender
may select.

     "Specified Percentage" shall mean, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

     "Subordinated Debt" shall mean any Institutional
Debt of the Borrower or any of its Subsidiaries which shall have been and continues to be validly and effectively subordinated to the prior payment in full of the Obligations on terms and documentation approved in writing by the Determining Lenders.

     "Subsidiary" shall mean (a) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by the Borrower, directly or through one or more intermediaries, and (b) any other entity which is Controlled or then capable of being Controlled by the Borrower, directly or through one or more intermediaries, whether a Restricted
Subsidiary or Unrestricted Subsidiary.

    "Subsidiary Guaranty" shall mean any Guaranty executed by one or more Restricted Subsidiaries, guarantying payment and performance of the Obligations, substantially in the form of Exhibit G hereto, as such agreement may be amended, modified, renewed or extended from time to time.

     "Subsidiary Pledge Agreement" shall mean,
collectively, any pledge agreement executed by one or
more Restricted Subsidiaries, granting a Lien on (i)
the Pledged Stock owned by such Restricted Subsidiary
and   (ii)   each   Intercompany   Note   evidencing
intercompany advances made by such Restricted
Subsidiary, as security for the Obligations,
substantially in the forms of Exhibit D, E, G and J
hereto,  as  appropriate,  as  such  agreement  may
be amended, modified, renewed or extended from time
to time.
     "Television" shall mean Clear Channel
Television, Inc., a Nevada corporation, and a wholly-
owned Subsidiary of Television Licenses.
     "Television Licenses" shall mean Clear Channel
Television Licenses,   Inc.,  a  Nevada  corporation,
and  a   wholly-owned Subsidiary of Holdings.
       "Television   Licenses  Note"  shall  mean
that certain promissory note  of Television Licenses
payable to the order of Holdings  in the original
principal amount not to exceed $600,000,000
evidencing loans and advances made or to be made by
Holdings to Television Licenses, together with any
extension, renewal, increase or amendment thereof, or
substitution therefor.      "Television Note" shall
mean that certain promissory note of Television
payable to the order of Television Licenses in the
original principal amount not to exceed $600,000,000
evidencing loans and advances made or to be made by
Television Licenses to Television, together with any
extension, renewal, increase or amendment thereof, or
substitution therefor.
       "Termination  Event"  shall  mean,  with
respect  to  the Borrower, any of its Subsidiaries or
any Plan, (a) a Reportable Event, (b) the withdrawal
from a Plan during a Plan year in which it was a
"substantial employer" as defined in Section
4001(a)(2) of ERISA, (c) the filing of a notice of
intent to terminate a Plan or the treatment of a Plan
amendment as a termination under Section 4041 of
ERISA,  (d) the institution of proceedings  by  the
Pension Benefit Guaranty Corporation to terminate a
Plan or appoint a trustee to administer a Plan, (e)
the failure to comply with the minimum funding
requirements of ERISA with respect to any Plan,  or
(f) any other event or condition which might
constitute grounds under Section  4042 of ERISA for
the termination of, or the appointment of a trustee
to administer, any Plan.
     "Total Debt" shall mean, as of any date of
determination, determined for the Borrower and its
Restricted Subsidiaries on a consolidated basis, the
sum (without duplication) of (a) all principal and
interest owing under the Loan Documents, (b) all
Indebtedness evidenced by a promissory note or
otherwise representing   borrowed   money,  (c)   all
Capitalized   Lease Obligations and (d) all
Guaranties.
      "Unrestricted Subsidiary" shall mean any entity acquired by an
Investment to the extent permitted pursuant to
Section 7.3(h) hereof. An Unrestricted Subsidiary may become a Restricted Subsidiary and subject to the provisions hereof by becoming a party to the Subsidiary Guaranty and any security documents delivered pursuant to Section 5.12 hereof.

      "Weighted Average Life to Maturity" shall mean, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument by the amount of such principal payment by (ii) the sum of all such principal payments.

    Section 1.2    Amendments and Renewals.  Each
definition of an
agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

Section 1.3    Construction.  The terms defined in
this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. To the extent that a material change in GAAP occurs after the Agreement Date, Borrower and Lenders agree to negotiate in good faith to affect conforming changes to the financial covenants set

                       forth in Article 7 hereof.

                       ARTICLE 2

                      Advances

     Section 2.1    The Advances.

      (a)   Revolving  Credit  Advances.  Each
Lender severally agrees,
upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to and including the Maturity Date in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.9 hereof. Subject to
Section 2.9 hereof, Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR
Advance; provided that there shall not be outstanding to any Lender, at any one time, more than seven
LIBOR Advances. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Revolving
Credit Advances, Bid Rate Advances and Reimbursement
Obligations plus the principal amount of Indebtedness guaranteed by the Borrower pursuant to the NationsBank Guaranties exceed the Commitment. On the
Maturity Date
unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full.

     (b)  Bid Rate Advances.  Each Lender may, in its
sole discretion and on the terms and conditions set
forth in this Agreement,  make Bid Rate Advances to
the Borrower from  time  to time
in  an  aggregate amount not in excess of the
difference  between (i)
the   Commitment  minus  (ii)  the  sum  of  (A)  the
aggregate
outstanding principal amount for all Revolving Credit
Advances, plus (B) the aggregate outstanding principal amount of all Bid Rate Advances, plus (C) the amount of all Reimbursement Obligations, plus
(D)
the principal amount of Indebtedness guaranteed by the Borrower pursuant to the NationsBank Guaranties.
Notwithstanding anything in the preceding sentence to the contrary, Bid Rate Advances may not exceed
$300,000,000 at any time. Each Bid Rate Advance shall be for a period for not less than 7 days and not more than 90 days. The Borrower may not request any Bid Rate Advances unless the Index Debt
Rating is the following or better: BBB- from S&P or Baa3 from Moody's. Bid Rate Advances may not be prepaid without the prior written consent of the Lender making such Bid Rate Advances.

Section 2.2    Manner of Borrowing and Disbursement.

      (a)   In  the  case  of Base Rate Advances,
the Borrower, through an Authorized Signatory, shall
give the Administrative Lender at least   one
Business  Days'  irrevocable written  notice, or
irrevocable telephonic   notice followed  immediately
by   written   notice (provided, however, that the
Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate
Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas,
Texas time, in order for such Business Day to count toward the minimum number of Business Days required.
Such notice of borrowing shall specify the requested funding date, which shall be a Business
Day, and the amount of the proposed aggregate Base
Rate  Advances  to  be made by Lenders. Each Base
Rate Advance shall have an Interest Period beginning on the date such Advance is made and ending on the Quarterly Date next following the date the Advance is made; provided that no such Interest Period shall extend past the Maturity Date.

     (b)  In the case of LIBOR Advances, the
Borrower, through an Authorized  Signatory,  shall
give the Administrative  Lender  at least three
Business Days' irrevocable written notice, or
irrevocable telephonic notice  followed  immediately
by   written   notice (provided, however, that the
Borrower's failure to confirm any telephonic notice
in writing shall not invalidate any notice so given),
of its intention  to borrow  or  reborrow a  LIBOR
Advance  hereunder. Notice shall be given to the
Administrative Lender prior to 11:00 a.m., Dallas,
Texas  time,  in order for such Business  Day  to
count toward the  minimum number of Business Days
required.   LIBOR  Advances
shall in all cases be subject to availability and to
Article 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date or prohibit or impair the Borrower's ability to comply with
Section 2.8 hereof.

   (c)  Subject to Sections 2.1 and 2.9 hereof, at
least three Business Days prior to each Payment Date
for a LIBOR Advance, the Borrower, through an
Authorized Signatory, shall give the Administrative
Lender irrevocable written notice, or irrevocable
telephonic   notice  followed  immediately  by
written   notice (provided, however, that the
Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR
Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate
Advance, or (iii) is to be repaid and not reborrowed;
provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (d)  Subject to Sections 2.1 and 2.9 hereof,
upon at least three Business Days' irrevocable prior written notice (or three Business Days if the Borrower wishes to reborrow a LIBOR Advance), through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may repay a Base Rate Advance on its Payment
Date, or prepay a Base Rate Advance without regard to its Payment Date, and (i) reborrow all or a portion of the principal amount thereof as a Base Rate
Advance, (ii) reborrow all or a portion of the principal amount thereof as one or more LIBOR
Advances, or (iii) not reborrow all or any portion of such Base Rate Advance. Upon such Payment Date or date of repayment, such Base Rate Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

      (e)   The aggregate amount of Base Rate
Advances to be made by
the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $2,500,000 and which is an integral multiple of $100,000.

(f)  The Administrative Lender shall promptly notify
the Lenders of each notice (other than with respect
to a Bid Rate Advance) received from the Borrower
pursuant to this Section. Failure of the Borrower to
give any notice in accordance with Sections 2.2(c)
and (d) hereof shall result in a repayment of any
such existing Advance on the applicable Payment Date
by a Refinancing Advance which is a Base Rate
Advance.  Each Lender shall,  not later than noon,
Dallas, Texas time, on the date  of any Revolving
Credit  Advance  that is not  a Refinancing  Advance,
deliver to  the  Administrative Lender, at its
address set forth  herein, such Lender's Specified
Percentage of such Revolving Credit Advance in
immediately available funds in accordance with the
Administrative Lender's  instructions.  Prior to 2:00
p.m., Dallas, Texas  time, on the date of any
Revolving Credit Advance hereunder, the
Administrative Lender shall, subject to satisfaction
of the conditions set forth in Article 3, disburse
the amounts made available to the Administrative
Lender by the Lenders by (i) transferring such
amounts by wire transfer pursuant to the Borrower's
instructions, or (ii) in the absence of such
instructions,  crediting  such amounts  to  the
account  of  the Borrower maintained with the
Administrative Lender.  All Revolving Credit Advances
shall be made by each Lender according to its
Specified Percentage.   No  Lender shall be relieved
of its obligation  to fund its Specified Percentage
of any Revolving Credit Advance notwithstanding  the
fact that  at  any  time   the   aggregate
outstanding principal amount of all Bid Rate Advances made by such Lender exceed its Specified Percentage of the Commitment.

     (g)  Bid Rate Advances
      (i)  In the case of Bid Rate Advances, the
     Borrower, through   an   Authorized  Signatory,
     shall   give   the Administrative Lender (which
     shall promptly notify the Lenders) prior to
     12:00 noon, Dallas, Texas time, at least one
     Business Day  prior to the proposed borrowing,
     irrevocable written notice of its intention to
     borrow a Bid Rate Advance.  Each Bid Rate
     Advance request shall be subject to a non-
     refundable $500.00 processing fee payable to the
     Administrative Lender by the Borrower regardless
     of whether such Bid Rate Advance is funded.
     Such notice of borrowing shall specify (i) the
     requested funding date, which shall be a
     Business Day, (ii) the aggregate amount of the
     proposed Bid Rate Advances, (ii) the Interest
     Period selected by the Borrower, provided that
     no Interest Period shall extend past the
     Maturity Date and (iv) any other terms
     applicable thereto.
          (ii) Each Lender may, if, in its sole
     discretion, it elects to do so, irrevocably
     offer to make one or more Bid Rate Advances to
     the Borrower as part of such proposed borrowing
     at a rate or rates of interest specified by such
     Lender in its sole discretion, by making a
     written quote to the Administrative Lender
     (which shall give prompt notice  thereof  to
     the Borrower) before 9:30 a.m., Dallas,  Texas
     time, on the date of such proposed borrowing,
     setting forth the minimum amount and maximum
     amount of each Bid Rate Advance which such
     Lender would be willing to make as part
     of the proposed borrowing (which amounts may
     exceed such Lender's  Specified  Percentage of
     the Commitment) and  the  rate  or rates of
     interest therefor and the Interest Period
     therefor.  If NationsBank of Texas, N.A. elects
     to offer to make one  or more Bid Rate Advances,
     it shall deliver its written quote with respect
     to the proposed borrowing to the Borrower prior
     to the Administrative  Lender's  receipt  of
     any other  Lender's written quote  for  such
     proposed borrowing.   The  Administrative Lender
     shall notify the Borrower of each written quote provided by each Lender with respect to the proposed borrowing before 10:00 a.m., Dallas, Texas, on the date of such proposed borrowing.
     If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Lender before 9:30 a.m., Dallas,
     Texas time, on the date of such proposed borrowing, and such Lender shall not make any Bid Rate Advance as part of such borrowing. If any Lender shall fail to respond to the Administrative Lender by such time, such Lender shall be deemed to have elected not to make an offer.

           (iii)      The  Borrower shall, in turn,
     before 10:30 a.m., Dallas, Texas time, on the date of such proposed borrowing either
               (A)  cancel such proposed borrowing by
          giving the Administrative Lender notice to that effect, or
                (B)  accept one or more of the offers
           made by any Lender or Lenders pursuant to clause (ii) above, in its sole discretion, by giving notice to the Administrative
           Lender of the amount of each Bid Rate
           Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to the
          Borrower by the Administrative Lender on behalf of such Lender for such Bid Rate
          Advance pursuant to clause (ii) above) to be made by each Lender as part of such borrowing, and reject any remaining offers made by the Lenders pursuant to clause (ii) above by giving the Administrative Lender notice to that effect.

      (iv) If the Borrower notifies the
Administrative Lender that such proposed borrowing is cancelled pursuant to clause (iii)(A) above, the Administrative Lender shall give prompt notice thereof to the Lenders and such borrowing shall not be made.

       (v)  If the Borrower accepts one or more of
the offers made by any Lender or Lenders pursuant to clause(iii)(B) above, the Administrative
Lender shall in turn promptly notify each Lender of the date, rate of interest, and amount of each Bid Rate Advance and the Lender making such Advance.

     Section 2.3    Interest.

     (a)  On Base Rate Advances.
       (i)   The Borrower shall pay interest on the
outstanding unpaid principal amount of each Base Rate
Advance, from the  date  such  Advance  is made until
it  is  due  (whether  at maturity, by reason of
acceleration, by scheduled reduction, or otherwise)
or repaid, at a simple interest rate  per  annum
equal to the  Base  Rate Basis as in effect from
time  to time, provided that interest on Base Rate
Advances shall not exceed the Maximum Amount.  If at
any time the Base Rate Basis would exceed the Highest
Lawful Rate, interest payable on Base Rate Advances
shall be limited to the Highest Lawful Rate, but the
Base Rate Basis shall not thereafter be reduced below
the  Highest  Lawful  Rate  until the total  amount
of interest accrued    On  such  Advances equals the
amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

         (ii)    Interest  on  each Base  Rate
    Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

    (b)    On LIBOR Advances.

         (i)   The Borrower shall pay interest on the
    unpaid principal amount of each LIBOR Advance,
    from the date such Advance  is  made until it is
    due (whether at  maturity,  by reason of
    acceleration, by scheduled reduction, or
    otherwise) or repaid, at a rate per annum equal
    to the LIBOR Basis for such  Advance.   The
    Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

       (ii)   Subject to Section 11.10 hereof,
interest on each LIBOR  Advance shall be
computed on the basis of a  360-day year          for
the actual number of days elapsed, and shall be
payable in arrears on the applicable Payment Date and
on the Maturity Date; provided, however, that if the
Interest Period for such Advance exceeds three
months, interest shall also be due and  payable  in
arrears  on  each Quarterly  Date during  such
Interest    Period.

   (c) On Bid Rate Advances. The Borrower shall pay interest on the outstanding unpaid principal amount of each Bid Rate Advance at a per annum rate equal to the interest rate agreed to by the Borrower and the Lender making such Bid Rate Advance pursuant to Section 2.2(g) hereof. Interest on each Bid Rate
Advance shall be computed and shall be payable at such times as agreed upon between the Borrower and the Lender making such Advance pursuant to
Section 2.2(g) hereof.

  (d)  Interest if No Notice of Selection of LIBOR
Basis or Interest   Period.    If  the  Borrower
fails   to   give   the Administrative Lender  timely
notice of its selection of a LIBOR  Basis  for  a
LIBOR Advance,  or  if for any reason a determination
of a LIBOR  Basis for any  Advance is not timely
concluded due to the fault of the Borrower, the Base
Rate Basis shall apply to the applicable Advance.  If
the Borrower fails to give the Administrative Lender
timely notice of its selection of an Interest Period
for a LIBOR Advance,  a  one-month  Interest  Period
shall  apply   to   the applicable Advance.

(e) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand, the Maturity Date or upon the occurrence of an Event of Default specified in Section 8.1(f) or 8.1(g) hereof, immediately, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate, but any failure to do so will not affect the application of such rate.

    Section 2.4    Fees.

(a) Commitment Fee. Subject to Section 11.10 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average unborrowed balance of the Commitment based on the following schedule:

    Applicability            Per Annum Percentage

(i) If the Leverage Ratio is
not less than 5.0 to 1                 0.3750

(ii)  If the Leverage Ratio is
less than 5.0 to 1 but is not
less than 3.0 to 1                     0.2500

(iii)  If the Leverage Ratio is
less than 3.0 to 1 but is not
less than 2.0 to 1                     0.1875

(iv)  If the Leverage Ratio is
less than 2.0 to 1                     0.1250

    The commitment fee shall be subject to reduction
or increase, as applicable and as set forth in the table
above, on a quarterly basis  according to the
performance of the Borrower as tested  by the
Leverage Ratio.  Except as set forth in the last
sentence hereof, any such increase or reduction in
such fee shall be effective on the third Business Day
following the date of receipt of the applicable
financial statements.  If financial statements of the
Borrower setting forth the Leverage Ratio are not
received by the Administrative  Lender by the date
required pursuant  to  Section 6.1 hereof, the
commitment fee shall be determined as if the Leverage
Ratio is not less than 5.0 to 1 until such time as
such financial statements  are  received.  For the
last fiscal quarter  of  any fiscal year of the
Borrower, the Borrower may provide its unaudited
financial statements, subject only to year-end
adjustments,  for the purpose   of   adjusting  the
commitment fee. Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof, prior to any proposed acquisition, indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the commitment fee, such fee shall be increased or decreased, as the case may be, as of the date of such acquisition.

    Such fees shall be (i) payable in arrears on each
Quarterly Date and the Maturity Date, fully earned
when due and, subject to Section 11.10 hereof,
nonrefundable when paid and (ii) subject to Section
11.10 hereof, computed on the basis of a year of  365
or 366
days, as applicable, for the actual number of days elapsed. For purposes of calculating the commitment fee only, (i) undrawn portions of Letters of Credit outstanding from time to time will reduce the unused portion of the Commitment and (ii) outstanding Bid
Rate Advances shall not reduce the unused portion of the Commitment.

    (b)  Facility Fee.  Subject to Section 11.10
hereof, the Borrower agrees to pay directly to each Lender a facility fee in the amount provided for in a facility fee letter between the Borrower and each Lender. Such fee shall be payable on the Agreement
Date,  fully earned when due and, subject  to
Section 11.10 hereof, nonrefundable when paid.

    (c)   Administrative Fee.  Subject to Section
11.10 hereof, the Borrower agrees to pay to the Administrative Lender, for its account and not the account of the Lenders, a quarterly administrative fee as provided in a fee letter between the Borrower and the Administrative Lender.

    Section 2.5    Prepayment.

  (a)  Voluntary Prepayments.  The principal amount
of any Base Rate  Advance  may  be prepaid in full or
in part  at  any  time, without penalty and without
regard to the Payment Date for such Advance, upon two
Business Days', and any LIBOR Advance may be prepaid,
subject to the last sentence of this Section upon
three Business Days prior telephonic notice (to be
promptly followed by written notice) by an Authorized
Signatory to the Administrative Lender.
LIBOR Advances may be voluntarily prepaid only so
long as the Borrower concurrently reimburses the
Lenders in accordance with Section 2.9  hereof.   Any
notice of  prepayment   shall   be irrevocable.
    (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount less than or equal to the Commitment as so reduced. The
Borrower shall  first  prepay  all  Base Rate
Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

      (c)    Prepayments  from  Sales  of  Assets
and Equity. Concurrently with  the  receipt  of  Net
Cash Proceeds  from  the  sale   or disposition by
the Borrower or any Restricted Subsidiary of (i) any
(A) asset in which the Net Cash Proceeds from the sale or disposition thereof exceeds $100,000 and (B) assets sold or disposed of during any fiscal year in which the aggregate Net Cash Proceeds previously received during such fiscal year from sales or dispositions of all assets exceeds $1,000,000, the Borrower shall first prepay all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances in a principal amount equal to (y) in the case of clause (A) above, all Net Cash Proceeds from such sale or disposition and (z) in the case of clause (B) above, the amount that the aggregate Net Cash Proceeds received during any such fiscal year exceeds
$1,000,000, or (ii) any Equity, the Borrower shall prepay Advances in a principal amount by which 50% of the aggregate Net Cash Proceeds received by the Borrower and its Restricted Subsidiaries after the Agreement Date from the sale or disposition of Equity exceed $100,000,000.

   (d)  Prepayments from Issuance of Institutional
Debt. Concurrently with the receipt of Net Cash
Proceeds from the issuance of Institutional Debt by the Borrower, the Borrower shall prepay first all Base Rate Advances, shall thereafter prepay
LIBOR Advances, and finally prepay Bid Rate Advances in a principal amount equal to such Net Cash
Proceeds.

    (e) Prepayments, Generally. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount which is at least
$1,000,000 and which is an integral multiple of $100,000. Any voluntary partial prepayment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. Following the Amortization Date, prepayments shall be applied to the mandatory reductions of the Commitment pursuant to Section 2.6(c) hereof in inverse order.

    Section 2.6    Reduction and Change of Commitment.
    (a)  Voluntary Reduction.  The Borrower shall
have the right, upon not less than 3 Business Days'
notice (provided no notice shall  be  required for a
termination in whole of the Commitment) by an
Authorized Signatory to the Administrative Lender (if
telephonic, to be confirmed by telex or in writing on
or  before the date  of  reduction or termination),
which shall promptly  notify the Lenders, to
terminate or reduce the Commitment, in whole or in
part.  Each partial termination shall be in an
aggregate amount which is at least $5,000,000 and
which is an integral multiple of $100,000,  and  no
voluntary reduction in the  Commitment  shall cause
any LIBOR Advance to be repaid prior to the last day
of its Interest   Period. Notwithstanding  anything
herein   to   the contrary, in no event shall the
Borrower have the right to reduce the Commitment to an amount less than the aggregate outstanding
Reimbursement Obligations.

    (b)  Mandatory Reduction.  The Commitment shall
be automatically reduced (i) by the amount of any
amount prepaid or required to be prepaid pursuant to
Section 2.5(b) hereof, (ii) if a  Default or Event of
Default exists or would exist as a  result of the
sale or disposition of assets, by the amount of
aggregate Net Cash Proceeds received by the Borrower
and its Subsidiaries after the  Agreement  Date  from
the sale and  disposition  of  assets referred to in
Section 2.5(c) hereof and which are required to be
used to prepay Advances as provided therein, (iii) if
a Default or  Event of Default exists, by the amount
of aggregate Net Cash Proceeds received by the
Borrower and its Subsidiaries after the Agreement
Date from the sale or disposition of Equity referred
to in Section 2.5(c) hereof, and (iv) if a Default or
Event or Default exists or   would  exist  as  a
result  of the  issuance   of Institutional Debt,  by
the amount of any amount prepaid or required to be prepaid pursuant to Section 2.5(d) hereof.
Notwithstanding anything herein to the contrary, in no event shall the Borrower reduce the Commitment to an amount less than the aggregate outstanding
Reimbursement Obligations.

    (c)  Amortization.  On each Quarterly Date,
commencing on the Amortization  Date, through the
last Business  Day  of  September 2003, the
Commitment outstanding on the Amortization Date shall
automatically reduce by an amount equal to one-fourth
(or, in the case of calendar year 1998, the full
reduction percentage, and in the case of calendar
year 2003, one-third) of the percentage reduction
that the Commitment is to reduce in the calendar
year in which such Quarterly Date falls pursuant to
the table below. Notwithstanding  the  foregoing,  on
the  Maturity Date,   the Commitment shall
automatically reduce to zero.
         Calendar Year                 % Reduction

          1998                          2.5%
          1999                         11.25%
          2000                         17.50%
          2001                         25.00%
          2002                         25.00%
          2003                         18.75%

(d)  General Requirements.  Upon any reduction of
the Commitment pursuant to Section 2.6(b), the
Borrower shall immediately make a repayment of
applicable Advances in accordance with Section 2.5(b)
hereof.  The Borrower shall reimburse each Lender for
any loss or out-of-pocket expense incurred by each
Lender in connection with any such payment, as set
forth in Section 2.9 hereof.  The Borrower shall not
have any right to rescind   any  termination  or
reduction. Once  reduced,   the Commitment may not be
increased or reinstated.

    Section 2.7    Non-Receipt of Funds by the
Administrative Lender.   Unless  the  Administrative
Lender  shall  have   been notified by a Lender prior
to the date of any proposed Revolving Credit Advance
(which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount.
If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall be entitled to recover such amount on demand from such Lender
(or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, with interest thereon if paid by such Lender,at a per annum rate equal to the Federal Funds Rate, and if paid by Borrower, at the applicable Base Rate. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

     Section  2.8     Payment  of  Principal  of Advances.
The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

    (a)  End of Interest Period.  The principal
amount of each Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

    (b)  Commitment Reduction.  On the date of
reduction of the Commitment pursuant to Section 2.6 hereof, including the Maturity Date, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced minus all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

   (c) Maturity Date. The principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations, shall be due and payable in full on the Maturity Date.

    Section 2.9    Reimbursement.  Whenever any Lender
shall sustain or incur any losses or reasonable out-ofpocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance or Bid Rate
Advance which is at a fixed rate after having given notice of its intention to borrow in accordance with
Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part
(including a prepayment pursuant to Sections 2.5(c), 2.5(d) and 9.3(b) hereof), the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

    Section 2.10   Manner of Payment.

     Each payment (including prepayments) by the
Borrower of the principal of or interest on the
Advances, fees, and any other amount owed under this
Agreement or any other Loan Document shall be made
not later than 1:00 p.m. (Dallas, Texas time) on the
date specified for payment under this Agreement to
the Administrative Lender at the Administrative
Lender's office, in lawful money of the United States
of America constituting immediately available funds.
    (b)  If any payment under this Agreement or any
other Loan Document shall be specified to be made
upon a day which is not a Business  Day, it shall be
made on the next succeeding day  which is a  Business
Day, unless  such Business  Day  falls  in  another
calendar month, in which case payment shall be made
on the preceding Business  Day.   Any  extension of
time shall in such case be included in computing interest and fees, if any, in connection with such payment.

    (c)  The Borrower agrees to pay principal,
interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

    (d) Each payment by the Borrower in respect of obligations relating to the Revolving Credit
Advance and the Letters of Credit (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of the Lenders pro rata in accordance with their respective
Specified Percentages. Each payment by the Borrower in respect of obligations related to Bid Rate
Advances (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of each Lender holding such Bid Rate
Advance. Notwithstanding anything in this Section
2.10(d) or any other provision of this Agreement or any other Loan Document to the contrary, any payment by the Borrower in respect of any Advances after acceleration of the Advances pursuant to Section 8.2 or any monies received by the Administrative Lender as a result of the exercise of remedies under any Loan Documents after acceleration of the Advances pursuant to Section 8.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances and Reimbursement Obligations owed to such Lender bears to the aggregate Advances and Reimbursement Obligations owed to all Lenders after the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable.

Section 2.11   LIBOR Lending Offices.  Each Lender's
initial LIBOR Lending Office is set forth opposite
its name in Schedule 1 attached  hereto.  Each Lender
shall have the right at  any  time and from time to
time to designate a different office of itself or of
any Affiliate as such Lender's LIBOR Lending Office,
and to transfer any outstanding LIBOR Advance to such
LIBOR Lending Office.  No such designation or
transfer shall result in any liability on the part of
the Borrower for increased costs or expenses
resulting  solely  from such  designation  or
transfer (except any  such transfer which is made by
a Lender pursuant to  Section 9.2 or    9.3 hereof,
or otherwise for the purpose of complying with
Applicable Law).  Increased costs for expenses
resulting from a change in law occurring subsequent
to any such designation or transfer  shall be  deemed
not  to  result  solely  from   such designation or
transfer.

    Section 2.12   Sharing of Payments.  Any Lender
obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Revolving Credit
Advances in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit Advances shall purchase from each other Lender such participation in the Revolving
Credit Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified
Percentages with each other Lender which is not in default of its obligations hereunder with respect to such Revolving Credit Advance; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, provided, further that after an Event of Default, such payments will be shared pro rata among all Lenders based on the total amount of all Advances outstanding. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    Section 2.13   Calculation of LIBOR Rate.  The
provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

    Section 2.14   Booking Loans.  Any Lender may
make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

    Section 2.15   Taxes.
    (a)  Any and all payments by the Borrower
hereunder shall be made, in accordance with Section
2.10, free and clear of and without  deduction  for
any and all present  or  future  taxes, levies,
imposts, deductions,   charges  and   withholdings,
and   all liabilities with  respect thereto,
excluding, in the case of each Lender  and the
Administrative Lender, taxes imposed on its overall
net income, and franchise taxes imposed on it (including interest and penalties imposed thereon), by the jurisdiction under the  laws  of  which such Lender or the
Administrative Lender (as the case may be) is
organized or any political subdivision thereof (all
such nonexcluded taxes, levies, imposts, deductions,
charges, withholdings and liabilities being
hereinafter referred to as "Taxes").  If the Borrower
shall be required by law to deduct any Taxes  from
or  in respect of any sum payable hereunder  to  any
Lender or the Administrative Lender, (x) the sum
payable shall be increased as may be necessary so
that after making all required deductions (including
deductions applicable to additional sums payable
under   this   Section  2.15) such       Lender   or
the Administrative Lender  (as the
case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c)  The Borrower will indemnify each Lender
and the Administrative  Lender for the full amount
of Taxes  and  Other Taxes (including, without
limitation, any Taxes or Other Taxes  imposed by any
jurisdiction on amounts payable under this Section
2.15) paid by such Lender or the Administrative
Lender (as the case
may be) and all liabilities (including penalties,
additions to tax, interest  and  reasonable
expenses) arising  therefrom  or  with respect
thereto  whether or not such Taxes or Other Taxes
were  correctly
or legally  asserted,  other  than  penalties,
additions  to   tax, interest and  expenses arising
as a result of gross negligence on the part of such Lender or the Administrative Lender, provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Administrative
Lender (i) unless notice has been given by such Lender or the Administrative Lender, as applicable, in a time sufficient to afford the Borrower, in good faith, a reasonable opportunity to contest such payment by such Lender or the Administrative Lender, provided such opportunity to contest exists under Applicable Law, and (ii) until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Lender pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

     (d)   Within 30 days after the date of any
payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United
States Person. For purposes of this Section 2.15 the terms "United States" and "United
States Person" shall have the meanings set forth in
Section 7701 of the Code.

(e) Each Lender which is not a United States Person hereby agrees that:

         (i)  it shall, no later than the Agreement
    Date (or, in the case of a Lender which becomes a
    party hereto pursuant to Section 11.06 after the
    Agreement Date, the date upon which such Lender
    becomes a party hereto) deliver to the Borrower
    through the Administrative Lender, with a copy to
    the Administrative Lender:
         (A)  if any lending office is located in the
              United States of America, two (2)
              accurate and complete signed originals
              of Internal Revenue Service Form 4224
              or any successor thereto ("Form 4224"),
         (B)  if any lending office is located
              outside the United States of America,
              two (2) accurate and complete signed
              originals of Internal Revenue Service
              Form 1001 or any successor thereto
              ("Form 1001").
in each case indicating that such Lender is on the
date of delivery thereof entitled to receive payments
of
principal, interest and fees for the account of such
lending office or lending offices under this
Agreement free from withholding of United States
Federal income tax; (ii)  if  at  any time such
Lender changes its  lending office or lending offices
or selects an additional lending office it shall, at
the same time or reasonably promptly thereafter but
only to the extent the forms previously delivered by
it hereunder are no longer effective, deliver to the
Borrower through the Administrative Lender, with a
copy to the  Administrative  Lender,  in  replacement
for the   forms previously   delivered by it
hereunder:

             (A)  if such changed or additional
             lending office is located in the United
             States of America, two (2)  accurate
             and  complete signed originals  of  Form
             4224; or

             (B)  otherwise, two (2) accurate and
             complete signed originals of Form 1001,
             in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this
             Agreement free from withholding of
             United States Federal income tax;

             (iii)  it shall, before or promptly
             after the occurrence of any event
             (including the passing of time but
             excluding any event mentioned in clause
             (ii) above)  requiring a change  in the
             most  recent Form 4224 or Form 1001
             previously delivered  by such Lender
             and if the delivery of the same be
             lawful, deliver to  the Borrower through
             the Administrative Lender with a copy to
             the Administrative Lender, two (2)
             accurate and complete  original  signed
             copies  of  Form  4224  or  Form  1001
             in replacement for the forms previously
             delivered by such Lender; and

         (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

    (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

    (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

   (h) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided, however, the Lenders and the Administrative Lender shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its  tax or other affairs or tax or other planning.

    Section 2.16   Letters of Credit.
     (a)    The  Letter  of Credit Facility.   The
Borrower  may request
the Issuing Bank, on the terms and conditions
hereinafter set forth, to issue, and the Issuing Bank
shall, if so requested, issue,  letters  of  credit
(the "Letters  of  Credit")  for  the account of  the
Borrower from time to time on any Business Day from
the date of the initial Advance until the Maturity
Date in an aggregate maximum  amount  (assuming
compliance with  all  conditions  to drawing) not to
exceed at any time outstanding the lesser of (i)
$100,000,000 (the "Letter of Credit Facility"), and
(ii) the difference of  (A)  the  Commitment  minus
(B)  the   aggregate principal amount of Advances
then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Maturity Date or
(ii) one year after the date of issuance thereof.
Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Lender's Specified Percentage of the Commitment times
(ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section
2.16(c) and request the issuance of additional
Letters of Credit under this Section  2.16(a).
During the term of this Agreement, provided that no Default or Event of Default then exists and subject to the same conditions for the issuance of a Letter of Credit set forth in Section 3.2 hereof, the Issuing Bank may at Borrowerns option, automatically renew any expiring Letters of Credit for a period of time not to exceed the earlier of (x)five (5) days prior to the Maturity Date or (y) one year after the date of issuance thereof.

    (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing
Bank, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a
"Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control.

Each such notice of issuance of a Letter of Credit (a
"Notice of Issuance") shall be by telex, telecopier
or cable, specifying therein, the requested (A) date
of such issuance (which shall  be a Business Day),
(B) maximum amount of such Letter of Credit, (C)
expiration date of such Letter of Credit, (D) name
and address of the beneficiary of such Letter of
Credit, (E) form of such Letter of Credit and (F)
such other information as shall be required pursuant
to the relevant Letter of Credit Agreement.  If the
requested terms of such Letter of Credit are
acceptable to the Issuing  Bank in  its reasonable
discretion,  the  Issuing  Bank shall, subject  to
this  Section  2.16(b),  upon fulfillment  of   the
applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

    (c)  Drawing and Reimbursement.  The payment by
the Issuing Bank of a draft drawn under any Letter of
Credit shall constitute for all purposes of this
Agreement the making by the Issuing Bank of a
Revolving Credit Advance, which shall bear interest
at the applicable Base Rate Basis, in the amount of
such draft (but without any requirement for
compliance with the conditions set forth  in  Article
3 hereof).  In the event that a drawing  under any
Letter of Credit is not reimbursed by the Borrower by
11:00 A.M. (Dallas time) on the first Business Day
after such drawing, the Issuing Bank shall promptly
notify Administrative Lender and each other Lender.
Each such Lender shall, on the first Business Day
following such notification, make an Revolving Credit
Advance, which shall bear interest at the applicable
Base Rate Basis, and shall be  used  to repay the
applicable portion of  the Issuing Bank's Revolving
Credit Advance with respect to such Letter of
Credit, in an  amount  equal  to the amount of its
participation  in  such drawing for application to
reimburse the Issuing Bank (but without any
requirement  for  compliance with the applicable
conditions  set forth in   Article   3  hereof)  and
shall  make  available   to   the Administrative
Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Revolving Credit
Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful
Rate or (ii) the Federal Funds Rate.

    (d)  Increased Costs.  If any change in any law
or regulation or  in  the interpretation thereof by
any court or administrative or governmental authority
charged with the administration thereof shall either
(i) impose, modify or deem applicable any reserve,
special deposit or similar requirement against
letters of  credit or guarantees issued by, or assets
held by, or deposits  in  or  for the account of, the
Issuing Bank or any Lender or (ii) impose on the
Issuing Bank or any Lender any other condition
regarding this Agreement or such Lender or any Letter
of Credit, and the  result of any  event referred to
in the preceding clause (i) or (ii)  shall be, in the
reasonable opinion of the Issuing Bank or any Lender,
to increase  the cost to the Issuing Bank of issuing
or  maintaining any Letter of Credit or to any Lender
of purchasing any participation therein or making any
Advance pursuant to Section 2.16(c) ("Increased
Letter of Credit Costs"), then, upon demand by the
Issuing Bank or such Lender, the Borrower shall,
subject to Section  11.10  hereof, pay to the Issuing
Bank or  such  Lender, from time to time as specified
by the Issuing Bank or such Lender, additional
amounts that shall be sufficient to compensate the
Issuing Bank or such Lender for such Increased Letter
of Credit Costs.  Notwithstanding the foregoing, any
demand for Increased Letter  of  Credit Costs shall
not include any Letter  of  Credit costs with respect
to any period more than 180 days prior to the date
that  the Issuing Bank or any Lender gives notice to
the Borrower of such  Increased Letter of Credit
Costs unless the effective  date of the condition
which results in the right to received Increased
Letter of Credit Costs is retroactive (the "Increased
Letter of Credit  Costs  Retroactive Effective
Date").   If  any  Increased Letter of Credit  Costs
has  an  Increased  Costs  Letter  of Credit
Retroactive Effective Date and the Issuing Bank or any Lender demands compensation within 180 days after the date setting the Increased Letter of Credit Costs
Effective Date (the "Increased Letter of Credit Costs
Set Date"), the Issuing Bank or such Lender, as appropriate, shall have the right to receive such Increased Letter of Credit Costs from the Increased Letter of Credit Retroactive Effective
Date. If the Issuing Bank or a Lender does not demand such Increased Letter of Credit Costs within 180 days after the Increased Letter of Credit Costs
Set Date, the Issuing Bank or such Lender, as appropriate, may not receive payment of Increased
Letter of Credit Costs with respect to any period more than 180 days prior to such demand. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent demonstrable error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts
(consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

(e)  Obligations Absolute.  The obligations of the
Borrower under this Agreement with respect to any
Letter of Credit, any Letter of Credit Agreement and
any other agreement or instrument relating to any
Letter of Credit or any Advance pursuant to Section
2.16(c) shall be unconditional and irrevocable, and
shall be paid strictly in accordance with the terms
of this Agreement, such Letter of Credit Agreement
and such other agreement or instrument   under   all
circumstances,   including,    without limitation,
the following circumstances:
         (i)  any lack of validity or enforceability
    of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related
    Documents");
         (ii) any change in the time, manner or
    place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section
    2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;
(iii)      the existence of any claim, set- off,
defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

     (iv) any statement or any other document
presented under a Letter of Credit proving to be
forged, fraudulent, invalid or insufficient in any
respect or any statement therein being untrue  or
inaccurate in any respect, except to the  extent that
any payment by the Issuing Bank against any such
statement or other document shall be as a result of
the  Issuing Bank's gross   negligence or willful
misconduct;

                        (v)   payment  by the Issuing
    Bank under  a Letter  of Credit against
    presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

(vi) any exchange, release or non-perfection of any
Collateral,  or  any release or amendment or waiver
of  or consent to departure from any Subsidiary
Guaranty or any other guarantee, for all or any of
the Obligations of the Borrower in respect of the
Letters of Credit or any Revolving Credit  Advance
pursuant to Section    2.16(c); or
(vii)       any   other  circumstance or
happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's
Bank gross negligence or wilful misconduct.

    (f)  Compensation for Letters of Credit.
     (i)  Credit Fees.  Subject to Section 11.9
hereof, the Borrower  shall  pay to the
Administrative  Lender for  the account of each
Lender a credit fee (which shall be payable quarterly
in  arrears on each Quarterly Date and on the
Maturity Date) on the average daily amount available
for drawing under all outstanding Letters of Credit
(computed, subject to Section 11.10 hereof, on the
basis of a 365-day year for the actual  number  of
days  elapsed)  at  the following  per   annum
percentages,  applicable in the following situations:

             Applicability                 Percentage

(i) If the Leverage Ratio is not
less than 5.0 to 1                            1.2500
(ii)  If the Leverage Ratio is
less than 5.0 to 1 but is not
less than 4.5 to 1                            1.2500
(iii)  If the Leverage Ratio is
less than 4.5 to 1 but is not
less than 4.0 to 1                            0.7500
(iv)  If the Leverage Ratio is
less than 4.0 to 1 but is not
less than 3.5 to 1                            0.6250
(v) If the Leverage Ratio is
less than 3.5 to 1 but is not
less than 3.0 to 1                            0.5000
(vi)  If the Leverage Ratio is
less than 3.0 to 1 but is not
less than 2.0 to 1                            0.4375
(vii)  If the Leverage Ratio is
less than 2.0 to 1                            0.3750

    (ii) Adjustment of Credit Fee. The credit fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table in (i) above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in such fee shall be effective on the third Business Day following the date of receipt of the applicable financial statements. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 6.1 hereof, the fee payable in respect of the Letters of Credit shall be determined as if the Leverage Ratio is not less than 5.0 to 1 until such time as such financial statements are received. For the last fiscal quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Letter of Credit fee.
Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof, prior to any proposed acquisition, indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the Letter of Credit fee, such fee shall be increased or decreased, as the case may be, as of the date of such acquisition.

              (iii)      Issuance  Fee.   Subject  to
    Section 11.10 hereof, the Borrower shall pay to the Administrative Lender, for the sole account of the Issuing Bank, an issuance fee of $500 on the date of issuance of each Letter of Credit.
    (g)  L/C Cash Collateral Account.

              (i)   Upon  the occurrence of an Event
    of Default  and demand        by  the
    Administrative Lender pursuant to Section
    8.2(c), other   than an Event of Default pursuant
    to Section 8.1(f) or 8.1(g) hereof upon such event the referenced sums will become immediately due and payable without further action by the Administrative Lender, the Borrower will promptly pay to the Administrative Lender in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C Cash
    Collateral Account").

         (ii) As security for the payment of all
     Reimbursement Obligations  and  for  any other
     Obligations,  the  Borrower hereby grants,
     conveys, assigns, pledges, sets over and
     transfers to the  Administrative Lender (for the
     benefit of the  Issuing Bank        and
     Lenders),  and creates in the Administrative
     Lender's favor (for the benefit of the Issuing
     Bank and Lenders) a Lien in, all money,
     instruments and securities at any time held in or acquired in connection with the L/C Cash
     Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account except as otherwise provided in Section
     2.16(g)(iii). At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph

          (ii)  and  of  the  rights and powers herein granted.
The Borrower shall  not create or suffer to exist any
Lien on any amounts or investments  held in the L/C
Cash Collateral Account  other than the Lien granted
under this paragraph (ii) and Liens arising by
operation of Law and not by contract which   secure
amounts not yet due and payable.
          (iii)   The Administrative Lender shall (A)
apply  any funds in   the   L/C  Cash Collateral
Account  on  account   of Reimbursement Obligations
when the same become due and payable if  and  to the
extent that the Borrower shall fail directly to pay
such Reimbursement Obligations, (B) after the
Maturity Date, apply  any  proceeds remaining in the
L/C Cash Collateral  Account first to pay any unpaid
Obligations then outstanding hereunder and then to
refund any remaining amount to the Borrower, and (C)
provided no Default or Event of Default shall be in
existence,  return  any  funds in the  L/C  Cash
Collateral Account to the Borrower.
          (iv) The Borrower, no more than once in any
calendar month,  may direct the Administrative
Lender to  invest  the funds held in the L/C Cash
Collateral Account (so long as the aggregate
amount of such funds exceeds any relevant minimum
investment  requirement) in (A) direct
obligations  of  the United States  or any
agency thereof, or obligations guaranteed  by
the United States or any agency thereof and (B)
one or more other types of investments permitted
by the Determining Lenders, in each case with
such maturities as the Borrower, with the consent
of the Determining Lenders, may specify, pending
application of such funds on account of
Reimbursement  Obligations or on account of other
Obligations, as the  case may be.  In the absence
of any such direction from the Borrower, the
Administrative Lender shall invest the funds held
in the  L/C Cash Collateral Account (so long as
the aggregate amount of  such   funds
exceeds  any  relevant  minimum   investment
requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other
Obligations, as the case may be. All such investments shall be made in the Administrative
Lender's name for the account of the Lenders.
The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes.
Administrative Lender may liquidate any
investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred
(with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

    (v)  The Borrower shall pay to the
Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash
Collateral Account in an amount not to exceed
$1,000 in aggregate per calendar year.


                      ARTICLE 3

                Conditions Precedent

     Section  3.1     Conditions Precedent  to
Closing and the Initial Advance and the Letter of Credit. The obligation of each Lender to sign this Agreement and to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to the Administrative Lender, with a copy (except for the notes) for each Lender:

    (a)  a loan certificate of the Borrower
certifying as to the accuracy of its representations
and warranties in the Loan Documents, certifying that
no Default or Material Adverse Effect, except as
listed in Schedule 11 hereto,  has occurred since the
last financial statements delivered to the Lenders
prior to the Agreement Date, certifying Borrower is
in compliance with all covenants in the Agreement,
and including a certificate of incumbency  with
respect to  each  Authorized  Signatory,   and
including (i) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Revolving Credit Notes, the Bid
Rate Notes, and the other Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is or should be qualified to do business;

    (b) a certificate of an officer acceptable to the Lenders of each Restricted Subsidiary, certifying as to the incumbency of the officers signing the Loan Documents to which it is a party, and including (i) a copy of its Articles of Incorporation, certified as true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of its By-Laws, as in effect on the Agreement Date, (iii) a copy of the resolutions authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is or should be qualified to do business;
     (c)   duly executed Revolving Credit Notes,
payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment;

     (d) duly executed Bid Rate Notes, payable to the order of each Lender in the principal amount of $300,000,000;

    (e)  a duly executed and completed Borrower
Pledge Agreement, dated as of the Agreement Date, granting the Lenders a lien and security interest in
(i) the Pledged Stock owned directly by the Borrower and (ii) the Holdings Note;

      (f)    duly   executed  and  completed
Subsidiary   Pledge Agreements, dated as of the
Agreement Date, granting the Lenders a lien and security interest in the (i) Pledged Stock owned directly by Holdings, Radio Licenses, Television
Licenses, Metroplex Licenses and  CCR  Houston-
Nevada, and (ii) the Intercompany Notes (other than the Holdings Note);

    (g) the Pledged Stock, together with stock powers duly executed in blank;

    (h)  the Intercompany Notes, duly endorsed;

    (i)  a duly executed and completed Subsidiary
Guaranty, dated as of the Agreement Date executed by Holdings, Management, Memphis,
Radio Licenses, Television Licenses, Metroplex
Licenses, Radio, Television, Metroplex, CCRE, CCR
Houston-Nevada and Productions;

    (j) an opinion of counsel and of FCC counsel to the Borrower and its Restricted Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement
Date;

  (k) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and meeting the requirements of Section
5.5 hereof;

    (l) reimbursement for Administrative Lender for Special Counsel's reasonable fees and expenses rendered through the date hereof;

    (m)  evidence that all corporate proceedings of
the Borrower and its Restricted Subsidiaries taken in
connection with the transactions contemplated by this
Agreement and the other Loan Documents  shall be
reasonably satisfactory in form and substance to the
Lenders and Special Counsel; and the Lenders shall
have received copies of all documents or other
evidence which the Administrative  Lender,  Special
Counsel  or any Lender   may reasonably request in
connection with such transactions;

    (n) copies of the following consolidated and consolidating financial statements for the Borrower and its Subsidiaries, as of and for the period ended
June 30, 1995: (i) consolidated and consolidating balance sheets as of the end of such period, and (ii) consolidated and consolidating statements of income and changes in cash for such period; which financial statements shall set forth in comparative form figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by an Authorized Signatory to the best of his knowledge to be complete and correct and prepared in accordance with GAAP (other than footnotes thereto), subject to year-end adjustment;

     (o) the facility fee for the account of each Lender as required pursuant to Section 2.4(b) hereof;

     (p) all Indebtedness owing by the Borrower under the Existing Credit Agreement shall have been refinanced in full; and

    (q)  in form and substance satisfactory to the
Lenders and Special   Counsel,   such   other
documents,   instruments   and certificates
as the Administrative Lender or any Lender may
reasonably require in connection   with  the
transactions  contemplated   hereby, including
without limitation the status, organization or authority of the Borrower or any Restricted
Subsidiary, and the enforceability of and security for the Obligation.

Section  3.2     Conditions Precedent to
All Advances and Letters of Credit. The obligation of each Lender to make each Advance (including the initial Advance) and the obligation of the Issuing
Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

   (a)   With  respect  to  Advances  (other  than
Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

  (b)  The incumbency of the Authorized Signatories
shall be as stated  in  the  certificate  of
incumbency  delivered  in   the Borrower's loan
certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative
Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Lender from the Borrower prior to the making of such Advance or issuance;

   (c) There shall not exist a Default hereunder, with respect to Advances (other than Refinancing
Advances that are Refinancing Advances of  Revolving
Credit Advances) and with respect to issuance of each Letter of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance (other than a Refinancing Advance that is a Refinancing Advances of a Revolving Credit
Advance) and with respect to issuance of each Letter of Credit, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

(d) The aggregate Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder; and

    (e)  The Administrative Lender shall have
received all such other certificates, reports,
statements or other documents as the Administrative
Lender or any Lender may reasonably request.
    Each request by the Borrower to the
Administrative Lender or the  Issuing Bank, as
appropriate, for an Advance or the issuance of a
Letter of Credit shall constitute a representation
and warranty by  the Borrower as of the date of the
making of such Advance or the issuance  of  such
Letter  of Credit  that  all the  conditions
contained in this Section    3.2 have been satisfied.



                      ARTICLE 4

           Representations and Warranties

    Section 4.1    Representations and Warranties.
The Borrower hereby represents and warrants to each
Lender as follows:
    (a)  Organization; Power; Qualification.  As of
the Agreement Date, (i) the respective jurisdictions
of incorporation and percentage ownership by the
Borrower or another Subsidiary of the Subsidiaries
listed on Schedule 7 are true and correct  and  (ii)
all Subsidiaries  are Restricted Subsidiaries.  Each
of the  Borrower and its Restricted Subsidiaries is a
corporation or partnership duly organized, validly
existing and in good standing under  the  laws of its
state  of  organization.   Each  of  the  Borrower
and its Restricted Subsidiaries has the corporate or
organizational power and authority  to own its
properties and to carry on its business  as now being
and  hereafter  proposed to be  conducted.   Each  of
the Borrower and its Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

    (b) Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and its Restricted Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Restricted Subsidiary executing it. Each of the Loan
Documents to which the Borrower and its Restricted
Subsidiaries are party is a legal, valid and binding respective obligation of the Borrower or the Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Restricted Subsidiary).

(c)  Compliance with Other Loan Documents and
Contemplated Transactions. The execution, delivery and performance by the Borrower and its Restricted
Subsidiaries of the other Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable
Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any Restricted Subsidiary, or under any Necessary
Authorization, indenture, agreement or other instrument, to which the Borrower or any Restricted
Subsidiary is a party or by which they or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Restricted
Subsidiary, except Permitted Liens.

    (d)  Business.  The Borrower and its Restricted
Subsidiaries are engaged solely in the communications
and media broadcasting business and activities
related thereto (including, without limitation,
radio   and television   broadcasting,    print,
productions, billboards,  power  transmission
rentals and  sales  and   real property rentals and
sales, but only to the extent that such real property rentals and sales arise from the lease or sale of properties previously used by the Borrower or its Restricted Subsidiaries in the communications and media broadcasting business).

(e)  Licenses, etc.  All Necessary Authorizations
have been duly authorized and obtained, and are in
full force and effect. The  Borrower  and  its
Restricted Subsidiaries  are  and  will continue to
be in compliance in all material respects with all
provisions thereof.   No  Necessary  Authorization is
the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation.

(f)  Compliance with Law.  The Borrower and its
Restricted Subsidiaries are in compliance with all
Applicable Laws, the violation  of  which  could
reasonably  be  expected  to  have  a Material
Adverse Effect.   The  Borrower and its Restricted
Subsidiaries have duly  and  timely filed all
reports, statements and filings  that are required to
be filed by any of them under the Communications Act,
and  are in  all  material  respects  in  compliance
therewith, including without  limitation the rules
and regulations of the FCC relating to the operation
of television and radio stations.  The Borrower and
its   Restricted Subsidiaries  have  obtained  all
appropriate approvals and consents of, and have made all filings with, the FCC in connection with the acquisition and ownership of each of their television and radio stations. No Person has filed or submitted any document or instrument to the FCC challenging or contesting the FCC order approving any assignment of a FCC license to the Borrower or any of its Restricted Subsidiaries.

    (g)  Title to Properties.  The Borrower and its
Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold  interest in, all of their material
assets.   None  of their assets are subject to any
Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

      (h) Litigation. Except as reflected on Schedule 3 hereto, there is no action, suit, investigation or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Restricted Subsidiaries, or in any other manner relating directly and materially adversely to the Borrower, any of its Restricted
Subsidiaries, or any of their material properties, in any court or before any arbitrator of any kind or before or by any governmental body the result of which could reasonably be expected to require the payment of money by the Borrower or any Restricted Subsidiary in an amount of $500,000 or more in any one such action, suit or proceeding or $2,500,000 or more in the aggregate for all such actions, suits or proceedings.

    (i) Taxes. All federal, state and other tax returns of the Borrower and its Restricted
Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

   (j)   Financial  Statements;  Material
Liabilities. The Borrower has furnished or caused to
be furnished to the Lenders copies of its  December
31, 1994, financial statements, which are  prepared
in good  faith  and complete in all material respects
and  present fairly in  accordance with GAAP the
financial position of  the  Borrower and its
Restricted Subsidiaries as at such dates and the
results of operations for the periods then ended,
subject to normal year-end adjustments.   The
Borrower and its Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Agreement Date.

  (k) No Adverse Change. Since December 31, 1994, no event or circumstances has occurred or arisen that could reasonably be expected to have a Material
Adverse Effect except as listed on Schedule 11 hereto.

    (l)  ERISA.  None of the Borrower or its
Controlled Group maintains  or contributes to any
Plan other than those  disclosed to the
Administrative Lender in writing.  Each such Plan is
in compliance   in   all material  respects  with
the   applicable provisions of  ERISA,  the Code, and any other
applicable Federal  or  state law, rule  or
regulation.  With respect to each Plan of the
Borrower and each member of its Controlled Group
(other than a Multiemployer Plan),  all  reports
required under ERISA or any other Applicable Law to
be filed with any governmental authority, the failure
of which to  file could reasonably result in
liability of the Borrower or any member of its
Controlled Group in excess of $100,000, have been
duly  filed.   All  such  reports are true  and
correct  in  all material respects  as of the date
given.  No such Plan of the Borrower  or any member
of its Controlled Group has been terminated nor has
any accumulated funding deficiency (as defined in
Section  412(a)  of the Code) been incurred (without
regard to any waiver granted under Section 412 of the
Code), nor has any funding waiver from the Internal
Revenue Service been received or requested.  None of
the Borrower or any member of its Controlled Group
has failed to make any contribution or pay any amount
due or owing as required by Section  412 of the Code
or Section 302 of ERISA or the terms  of any such
Plan prior to the due date under Section 412 of the
Code and Section 302 of ERISA.  There has been no
ERISA Event or any event requiring   disclosure
under  Section 4041(c)(3)(C),   4068(f), 4063(a) or
4043(b) of ERISA with respect to any Plan or trust of
the Borrower  or any  member  of  its  Controlled
Group  since  the effective date  of ERISA.  The
value of the assets of each Plan (other than a
Multiemployer Plan) of the Borrower and each member
of its Controlled Group equaled or exceeded the
present value of the benefit liabilities, as defined
in Title IV of  ERISA,  of each such Plan as of the
most recent valuation date using Plan actuarial
assumptions at such date.  There are no pending or,
to  the  best of the Borrower's knowledge, threatened
claims, lawsuits or actions (other than routine
claims for benefits in the ordinary course) asserted
or instituted against, and neither the Borrower nor
any member of its Controlled Group has
knowledge of any threatened litigation or claims
against, (i) the assets of any Plan or trust or
against any fiduciary of a Plan with respect to the
operation of such  Plan,  or  (ii) the assets of any
employee welfare  benefit plan within the meaning of
Section 3(1) or ERISA, or against any fiduciary
thereof with respect to the operation of any such
plan. None of the Borrower or any member of its
Controlled Group has engaged in any prohibited
transactions, within the meaning of Section 406 of
ERISA or Section 4975 of the Code, in connection with
any Plan.  None of the Borrower or any member of its
Controlled Group has withdrawn from any Multiemployer
Plan,  nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than
premiums due under Section 4007 of ERISA  to  the
PBGC), (B) any withdrawal liability (and no  event
has occurred which with the giving of notice under
Section 4219 of ERISA would result in such liability)
under Section 4201 of ERISA as  a  result  of  a
complete or partial withdrawal  (within  the meaning
of Section 4203 or 4205 of ERISA) from a
Multiemployer Plan, or (C) any liability under
Section 4062 of ERISA to the PBGC or to a trustee
appointed under Section 4042 of ERISA.  None of the
Borrower, any member of its Controlled Group, or any
organization to which the Borrower or any member of
its Controlled Group is a successor  or  parent
corporation within the  meaning  of  ERISA
Section 4069(b), has engaged in a transaction within
the meaning of ERISA Section  4069.   None  of  the
Borrower  or  any  member  of  its Controlled Group
maintains  or  has established any  welfare  benefit
plan within the   meaning  of  Section  3(1)  of
ERISA which  provides  for continuing benefits  or
coverage for any participant or any beneficiary  of
any participant after such participant's termination
of employment except as may be required by the
Consolidated Omnibus Budget Reconciliation Act of
1985, as amended ("COBRA") and the regulations
thereunder, and at the expense of the participant or
the beneficiary   of  the  participant,  or   retiree
medical liabilities.

Each  of  Borrower  and its Controlled Group  which
maintains  a welfare benefit plan within the meaning
of Section 3(1) of ERISA has complied in all material
respects with any applicable notice and continuation
requirements   of  COBRA   and   the   regulations
thereunder.

    (m)  Compliance with Regulations G, T, U and X.
The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal
Reserve System, and no part of the proceeds of the Advances or the Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Restricted Subsidiaries are margin stock, and none of the Pledged Stock is margin stock. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

      (n)    Governmental  Regulation.   The
Borrower and   its Restricted Subsidiaries   are
not required  to  obtain   any   Necessary
Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than any enforcement of remedies by the Administrative Lender on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

   (o)  Absence of Default.  The Borrower and its
Restricted Subsidiaries are in compliance in all
material respects with  all of the  provisions of
their articles of incorporation  and  by-laws, and no
event has occurred or failed to occur, which has not
been remedied or waived, the occurrence or non-
occurrence of which constitutes,  or  which with the
passage of  time or  giving  of notice or  both
would  constitute, (i) an Event of Default  or  (ii)
a default by the Borrower or any of its Restricted
Subsidiaries under any material  indenture,
agreement  or  other instrument,  or   any judgment,
decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which they or any of their material properties is bound.

  (p) Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended.
Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange
Commission or any other governmental or public body or authority pursuant to any provisions of such act.

  (q)  Environmental Matters.  Neither the Borrower
nor any Subsidiary has any actual knowledge or reason
to believe that any substance  deemed hazardous by
any Applicable Environmental  Law, has been installed
on any real property now owned by the Borrower or any
of its Subsidiaries.  The Borrower and its
Subsidiaries are not in  violation of or subject to
any existing, pending or,  to  the best of  the
Borrower's knowledge, threatened investigation or
inquiry by any governmental   authority  or  to  any
material remedial obligations under any Applicable
Environmental Laws, and this representation and
warranty would continue to be true and correct
following disclosure to the applicable governmental
authorities of all relevant facts, conditions and
circumstances, if any, pertaining to any real
property of the Borrower and its Subsidiaries.  The
Borrower and its Subsidiaries have not obtained and
are not required   to   obtain   any permits,
licenses   or   similar authorizations to construct,
occupy, operate or use any buildings,
improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Subsidiary by reason of any Applicable Environmental
Laws. The Borrower and its Subsidiaries undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and its Subsidiaries have taken all reasonable steps to determine, and the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws.
     (r)   Certain Agreements.  The Capitalized Lease
Obligations and the Affiliation Agreements have been duly authorized, executed and delivered by the Borrower or its Restricted Subsidiaries, as applicable, and (to the best of the Borrower's knowledge) the other parties thereto. Except as disclosed to each Lender, there is no litigation, or, to the best of the Borrower's knowledge, claim of breach or default, pending or threatened with respect to any Capitalized Lease Obligations or Affiliation
Agreement that could reasonably be expected to adversely effect any such lease or contract. The
Borrower has no knowledge of any default by any seller of any of the Borrower's or its Restricted
Subsidiaries' television or radio stations under any obligations of such seller to the Borrower or any Restricted Subsidiary. The Borrower has no notice of or belief that any party to any Capitalized Lease
Obligation or Affiliation Agreement is contemplating a breach, default or termination for any reason of such contract or lease, other than as disclosed in writing and reasonably acceptable to the Lenders.
The Borrower has provided, or caused to be provided, to the Administrative Lender complete and correct copies of or access to the Capitalized Lease
Obligations and Affiliation Agreements, all as amended, together with all exhibits and schedules thereto.

     (s)   Valid Issuance of Securities.  All Pledged
Stock has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital
Stock described on Exhibit A to the Pledge Agreements constitutes all the issued and outstanding Capital
Stock of the Subsidiaries of the Borrower or the Subsidiaries of another Subsidiary. No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, except for those listed on Schedule 5 hereto. The Pledged
Stock, when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

(t) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower
(other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances hereunder or the issuance of any Letters of Credit. The
Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.
    (u) Compliance. Attached as Schedule 4 hereto is a complete list of all material licenses, consents, authorizations, permits and Necessary
Authorizations as of the Agreement Date. Such licenses, consents, permits and authorizations constitute all that are necessary, appropriate or advisable for each of the Borrower and its Restricted Subsidiaries to operate its business and own its properties, and are in full force and effect.
No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such license, consents, permits and authorizations, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to have a Material Adverse Effect.

    (v)  Patents, Etc.  The Borrower and its
Restricted Subsidiaries    have    obtained   all
patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, the loss of which could reasonably be expected to have a Material
Adverse Effect. Nothing has come to the attention of the Borrower or any of its Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Restricted Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Restricted Subsidiary contesting its right to sell or use any such process, method, part or other material.
  (w) Disclosure. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Restricted Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Restricted Subsidiaries, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material
Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

   Section  4.2    Survival of Representations and
Warranties, etc.

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.
                      ARTICLE 5

                  General Covenants

     So long as any of the Obligations are
outstanding and unpaid or
any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

    Section 5.1    Preservation of Existence and
Similar Matters. The Borrower shall, and shall cause each Restricted Subsidiary to:

    (a)  preserve and maintain, or timely obtain and
thereafter preserve   and  maintain,  its  existence,
rights,   franchises, licenses, authorizations,
consents, privileges and all other Necessary
Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material
Adverse Effect; and

     (b)   qualify  and  remain qualified and
authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

    Section 5.2    Business; Compliance with
Applicable
Law. The Borrower and its Restricted Subsidiaries shall (a) engage substantially in the media or communication related business and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law, the failure of which could reasonably be expected to have a Material Adverse Effect.

     Section  5.3     Maintenance  of Properties.
The Borrower shall, and  shall cause each Restricted
Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

    Section 5.4    Accounting Methods and Financial
Records.  The Borrower shall, and shall cause each
Restricted Subsidiary to, maintain a system of
accounting established and administered in accordance
with GAAP, keep adequate records and books of
account in which   complete  entries  will  be  made
and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Restricted Subsidiaries shall maintain a fiscal year ending on December 31.

     Section  5.5     Insurance.  The Borrower shall,
and  shall cause each   Restricted   Subsidiary  to,
maintain   insurance   from responsible companies in
such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Agreement
Date. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative
Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise, the loss of which could, individually or in the aggregate, reasonably be expected to have Material
Adverse Effect.

       Section 5.6    Payment of Taxes and Claims.  The
Borrower shall, and shall cause each Restricted
Subsidiary to, pay and discharge  all  taxes,
assessments and governmental  charges  or
levies imposed upon it or its income or properties
prior to the date on which  penalties  attach
thereto, and all lawful material  claims for labor,
materials and supplies which, if unpaid, might
become  a
Lien upon any of its properties; except that no such
tax, assessment, charge, levy or claim need be paid
which is being diligently contested in good faith by
appropriate proceedings and for which adequate
reserves shall have been set aside on the appropriate
books, but only so long as no Lien (other than a
Permitted Lien) shall attach with respect thereto and
no foreclosure, distraint, sale or similar
proceedings shall have been commenced.  The Borrower
shall, and shall cause each Restricted Subsidiary to,
timely file all information returns required by
federal, state or local tax authorities.
     Section 5.7    Visits and Inspections.  The
Borrower  shall, and shall cause each Restricted
Subsidiary to, promptly permit representatives of the
Administrative Lender or any Lender from time to time
to (a) visit and inspect the properties of the
Borrower and Restricted Subsidiary as often as the
Administrative Lender or any Lender shall deem
advisable, (b) inspect and make extracts from and
copies of the Borrower's and each Restricted
Subsidiary's  books  and  records,  and  (c)  discuss
with   the Borrower's and  each  Restricted
Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects.

     Section 5.8    Payment of Indebtedness.  Subject
to Section 5.6 hereof, the Borrower shall, and shall cause each Restricted Subsidiary to, pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

    Section 5.9    Use of Proceeds.  The Borrower
shall use the proceeds of Advances and Letters of Credit to make acquisitions permitted under Section
7.5 hereof, to make Capital Expenditures, to make Investments (including advances to
Subsidiaries) permitted pursuant to Section 7.3 hereof, to refinance all outstanding Indebtedness under the Existing Credit Agreement, for working capital and for other general corporate purposes.

    Section 5.10   Indemnity.

              (a)   The Borrower agrees to defend, protect,
indemnify  and hold
harmless  the  Administrative  Lender,  the  Issuing
Bank,  each Lender, each of their respective
affiliates, and each of their respective (including
such affiliates') officers, directors, employees,
agents,   attorneys,  shareholders  and  consultants
(including, without limitation, those retained in
connection with the satisfaction or attempted
satisfaction of any of the conditions set forth
herein) of each of the foregoing (collectively,
"Indemnitees") from and against any and all
liabilities, obligations, losses, damages, penalties,
actions, judgments, suits, claims, costs, expenses
and disbursements  of  any kind  or  nature
whatsoever  (including, without limitation, the
reasonable fees and disbursements of counsel for such
Indemnitees in connection with any investigative,
administrative or judicial proceeding, whether or not
such Indemnitees shall be designated a party
thereto), imposed on, incurred  by,  or  asserted
against  such  Indemnitees (whether direct, indirect
or  consequential and whether  based  on  any
federal, state, or local laws and regulations, under
common law or at equitable cause,  or  on  contract,
tort or  otherwise,  arising from  or connected with
the  past, present or future operations of the
Borrower  or its predecessors in interest, or the
past, present or future environmental condition of
property of  the  Borrower),  in  any manner relating
to or arising out of this Agreement, the Loan
Documents, or any act, event or transaction or
alleged act, event or transaction relating or
attendant thereto, the making of or any
participations in the Advances or the Letters of
Credit and the management of the Advances and the
Letters of Credit,  including in connection with, or
as a result, in whole or in part, of any ordinary or
mere negligence of Administrative Lender, the Issuing
Bank  or  any Lender (other than those matters raised
exclusively by a participant against the
Administrative Lender, the Issuing Bank or  any
Lender and not the Borrower), or the use or intended
use of the proceeds of the Advances and the Letters
of Credit hereunder, or in connection with any
investigation of any potential matter covered hereby,
but excluding any claim or liability that  arises as
the result of the gross negligence or willful
misconduct of any Indemnitee, as finally judicially
determined by a court of competent jurisdiction,  but
excluding  matters  raised  by  one Lender against
another Lender or by any shareholders of a Lender
against a Lender or its management (collectively,
"Indemnified Matters"); provided however, that so
long as no Event of Default shall have occurred and
be continuing, there shall be no settlement by the
Indemnitees or any of them with respect to any
Indemnified Matter without prior consultation with
the Borrower.
    (b)  In addition, the Borrower shall
periodically, upon request, reimburse each Indemnitee
for its reasonable legal and other  actual  expenses
(including the cost of any  investigation and
preparation) incurred in connection with any
Indemnified Matter; provided, however, that the
Indemnitees agree that they shall endeavor to use
legal counsel common to all Indemnitees in connection
with any Indemnified Matter unless any such
Indemnitee shall reasonably determine, in its sole
discretion, that the  use of such  common legal
counsel would conflict with its interests  in such
Indemnified Matter.  If for any reason the foregoing
indemnification is unavailable to any Indemnitee or
insufficient to hold any Indemnitee harmless with
respect to Indemnified Matters, then  the Borrower
shall contribute to the amount paid or payable by
such Indemnitee as a result of such loss, claim,
damage or liability  in  such proportion as is
appropriate to  reflect  not only the relative
benefits received by the Borrower and the Borrower's
stockholders  on the one hand and such Indemnitee  on
the  other hand but  also the relative fault of the
Borrower and such Indemnitee, as well as any other
relevant equitable considerations.  The
reimbursement, indemnity and contribution obligations
under this Section shall be in addition to any
liability which the Borrower may  otherwise  have,
shall  extend  upon the  same  terms  and conditions
to each Indemnitee, and shall be binding upon and
inure to the benefit of any successors, assigns,
heirs and personal representatives of the Borrower,
the Administrative Lender, the Issuing  Bank,  the
Lenders  and all other  Indemnitees.   This Section
shall survive any termination of this Agreement and payment of the Obligations.

      Section 5.11   Environmental Law Compliance.
The use  which the Borrower or any Subsidiary intends
to make of any real property owned  by it will not
result in the disposal or other release  of any
hazardous substance or solid waste on or to such real
property in any manner or quantities which would be
deemed a violation of the Applicable  Environmental
Laws. Borrower  further  agrees   to exercise
reasonable due diligence in the acquisition of real property in connection with compliance with Applicable Environmental Laws. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable
Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA
(as defined in the definition of Applicable
Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "hazardous substance," "release,"
"solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower agrees to indemnify and hold the Administrative Lender, the Issuing Bank and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Borrower or any Subsidiary to perform any obligation hereunder regarding asbestos or Applicable Environmental Laws,
(b) any violation on or before the Release Date of any Applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any Indemnified Person;
provided that, the Borrower shall not be under any obligation to indemnify the Administrative
Lender, the Issuing Bank or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.


                                ARTICLE 6
                          Information Covenants

     So long as any of the Obligations are
outstanding and unpaid or
any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to the Administrative Lender:

      Section   6.1      Quarterly   Financial
Statements   and Information.

Within 45 days after the end of each fiscal quarter,
consolidated and consolidating balance sheets of the
Borrower and its Subsidiaries as at the end of such
quarter and the related consolidated and
consolidating statements of income and consolidated
statements of changes in cash flow for such quarter
and  for the elapsed portion of the year ended with
the last  day of such quarter, all of which shall be
certified by the president or chief financial officer
of the Borrower,
to be, in his or her opinion, complete and correct in
all material respects and to present  fairly, in
accordance with GAAP, the financial  position
and results of operations of the Borrower and its
Subsidiaries as at the  end  of and for such period,
and for the elapsed portion  of the year
ended with               the last day of such period,
subject  only
to normal year-end adjustments.  In addition, the
Borrower shall furnish within such time period a
reconciliation of such financial statements setting
forth the difference in financial position and
results of operations between its Subsidiaries and
its Restricted Subsidiaries for such period and for
the elapsed portion of the year        ended  with
the last day on such period, subject to sound year-end adjustments.

    Section 6.2    Annual Financial Statements and
                     Information;
Certificate of No Default.

    (a)  Within 90 days after the end of each fiscal
year, a copy of (i) the consolidated balance sheet of
the Borrower and its Subsidiaries, as of the end of
the current and prior fiscal years and  (ii)
consolidated statements of  earnings,  statements  of
changes in shareholders' equity, and statements of
changes in cash flow as of and through the end of
such fiscal year, all of which are prepared in
accordance with GAAP, and certified by independent
certified public accountants acceptable to the
Lenders, whose opinion shall be in scope and
substance in accordance with generally accepted
auditing standards and shall be  unqualified. In
addition, the Borrower shall furnish within such time
period an unaudited  reconciliation  of such
financial  statements  setting forth the difference
in financial position and results of operations
between its Subsidiaries and its Restricted
Subsidiaries  as of and through the end of such
fiscal year.  (b) Simultaneously with the delivery of
the statements required by this Section 6.2, a letter
from the Borrower's public accountants certifying
that no Default was detected during the examination
of the Borrower and its Restricted Subsidiaries, and
authorizing the Borrower to deliver such financial
statements and opinion thereon to the Administrative
Lender and Lenders pursuant to this Agreement.
(c)  As soon as available, but in any event within 60
days following the end of each fiscal year, a copy of
the annual consolidated   operating  budget  of   the
Borrower   and   its Subsidiaries for the succeeding
fiscal year.
      Section  6.3     Compliance  Certificates.   At
the   time financial
statements are furnished pursuant to Sections 6.1 and
6.2 hereof, a certificate of an Authorized Signatory:

     (a) setting forth at the end of such period, a calculation of the Leverage Ratio, as well as certifications and arithmetical calculations required to establish whether the Borrower and its Restricted
Subsidiaries were in compliance with the requirements of Sections 7.1(d), (e), (f), (g) and (h), 7.3(h),
7.6, 7.7, 7.10, 7.11, 7.12, 7.13 and 7.14 hereof,
which
shall be substantially in the form of Exhibit H hereto;

     (b) setting forth the aggregate amount of outstanding Advances and Reimbursement Obligations and certifying as to compliance herewith; and

    (c)  stating that, to the best of his or her
knowledge after due inquiry, no Default has occurred as at the end of such period, or if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default.

    Section 6.4    Copies of Other Reports and
Notices.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any Restricted
Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted
Subsidiary to stockholders generally, (iii) each regular or periodic report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any Restricted Subsidiary;

             (b)  Promptly upon becoming aware that (i) the
holder(s)  of any note(s)  or  other evidence of
indebtedness or other security  of the Borrower  or
any Restricted Subsidiary in excess of $750,000  in
the aggregate has given notice or taken any action
with respect to a breach, failure to perform, claimed
default or event of default thereunder,  (ii) any
party to any Capitalized Lease  Obligations or any
Local Marketing  Agreement has given notice  or
taken  any action with respect to a breach, failure
to perform, claimed default or event   of   default
thereunder,
(iii)   any   occurrence
or non-occurrence of any event which constitutes or
which with the passage of time or giving  of  notice
or both could constitute a material breach  by the
Borrower   or  any  Restricted Subsidiary  under  any
material agreement or instrument which could reasonably be expected to result in a liability in excess of $750,000, other than this Agreement to which the Borrower or any Restricted Subsidiary is a party or by which any of their properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to have a Material
Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;
provided, however, no notice shall be required to be delivered hereunder with respect to any event, circumstance or condition set forth in clause (i),
(ii) or (iii) immediately preceding if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such event, circumstance or condition;

     (c)  Promptly upon receipt thereof, information
with respect to and copies of any notices received
from
the FCC or any other federal, state or local
regulatory agencies or any tribunal relating to any
order, ruling, law, information or policy that
relates to a breach of or noncompliance with the
Communications Act, or could reasonably be expected
to result in the payment of money  by the Borrower or
any Restricted Subsidiary in an  amount of $750,000
or more in the aggregate, or otherwise have a
Material Adverse Effect, or result in the loss or
suspension of any Necessary Authorization; provided,
however, no information  shall be required to be
delivered hereunder if, in the opinion of  counsel to
the   Borrower  or  such  Restricted  Subsidiary,
there  is   no reasonable possibility of an adverse
determination with respect to such notice;

     (d)  Promptly upon receipt from any governmental
agency,  or any government, political subdivision or
other entity, any material notice, correspondence,
hearing, proceeding or order regarding or affecting
the  Borrower,  any  Subsidiary,  or  any   of
their properties or businesses; and

(e)  From time to time and promptly upon each
request, such data, certificates, reports,
statements, opinions of counsel, documents or further
information regarding the assets, business,
liabilities,   financial position,  projections,
results   of operations or business  prospects of the
Borrower and its Subsidiaries,  as the Administrative
Lender or any Lender may reasonably request. Section
6.5     Notice of Litigation,  Default  and  Other
Matters.

Prompt notice of the following events after the Borrower has knowledge or notice thereof:

              (a)   The commencement of all proceedings and
investigations by or before the FCC or any other governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages, fines or penalties (including punitive damages) in excess of $750,000 in the aggregate (after deducting the amount with respect to the Borrower or any Restricted Subsidiary such Person is insured, provided such claim has not been denied), against or in any other way relating directly to the Borrower, any Restricted Subsidiary, or any of their properties or businesses; provided, however, no notice shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination in such action or proceeding;
(b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

     (c)   Any  material  adverse  change  with
respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower or any Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

              Section 6.6    ERISA Reporting Requirements.

            (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled
Group  knows  or  has reason
to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled
Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

    (b)  Promptly and in any event within two
Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;
     (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United
States  Department of Labor,  the  Internal  Revenue
Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

(d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the
Internal Revenue Service with respect to any Plan;

    (e)  Promptly, and in any event within 10
Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to
Section 4219  or  4202 of ERISA, and a statement from
the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

    (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

     (g) Notification within three Business Days after the Borrower or any member of its Controlled
Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and
    (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.


                                ARTICLE 7

                           Negative Covenants
     So long as any of the Obligations are
outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section  7.1    Indebtedness.  The Borrower
shall not,  and shall not permit any Restricted
Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b)   Accounts  payable  (including  film  right
payables), accrued expenses,   deferred  revenue
items,  pension  liabilities   and customer advance
payments incurred in the ordinary course of business;

     (c)  Guaranties to the extent permitted under Section 7.6 hereof;

     (d) Capitalized Lease Obligations and Indebtedness incurred to purchase tangible personal property, in an aggregate amount not to exceed $7,500,000 at any time;

(e)  Indebtedness evidenced by the Intercompany
Notes; and

(f)  Institutional Debt in an aggregate amount not to
exceed $300,000,000  at any time outstanding;
provided, that,  (i)  such debt is unsecured, (ii)
such debt is at all times on terms and conditions to
the reasonable satisfaction of the Determining
Lenders, (iii)  such  debt  has a final  maturity
and  Weighted Average Life to Maturity (computed from
the date of incurrence of such debt) at least one day
longer than the Maturity Date and the Weighted
Average Life to Maturity of the Obligations,  and
(iv) the Net Cash Proceeds of such issuance are
applied in accordance with Section   2.5(d) hereof;

     (g)  Indebtedness set forth on Schedule 9
hereto, and all renewals and extensions (but not increases) thereof;

    (h)  Indebtedness not to exceed $60,000,000
United States dollars in the aggregate principal amount outstanding at any time, provided that the terms of such Indebtedness are reasonably acceptable to the Administrative Lender;
(i) Indebtedness (in addition to Indebtedness otherwise permitted pursuant to this Section 7.1) of its Restricted Subsidiaries not to exceed $10,000,000 in aggregate principal amount outstanding at any time; and

    (j)  Indebtedness (in addition to the
Indebtedness otherwise permitted pursuant to this
Section 7.1) of the Borrower and its Restricted
Subsidiaries not to exceed in aggregate principal amount outstanding at any time 100% of Operating Cash
Flow for the immediately preceding four fiscal quarters, provided, however, the incurrence of Indebtedness otherwise permitted pursuant to clauses
(c), (d), (e), (f), (h), (i) and (j) immediately preceding shall be permitted only if there shall exist no Default prior to or after giving effect to any such proposed Indebtedness.
    Section 7.2    Liens.  The Borrower shall not,
and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens.
The Borrower shall not, and shall not permit any Restricted Subsidiary to, agree with any other
Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

     Section  7.3     Investments.  The Borrower
shall not,  and shall not   permit  any  Subsidiary  to,
make, own or maintain any Investment, except that the Borrower may purchase or otherwise acquire and own and maintain:

    (a)  Marketable, direct obligations of, or
guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

    (b) Commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's
Investors Service, Inc. or Standard & Poor's
Corporation;

    (c)   Certificates  of  deposit of domestic
banks maturing within 365 days of the date of purchase, which banks' debt obligations have one of the two highest ratings obtainable from Moody's
Investors Service, Inc. or Standard & Poor's
Corporation;

  (d) Securities issued by U.S. corporations that have one of the two highest ratings obtainable from Moody's or S&P;

    (e)  Investments in newly-formed or existing
Restricted Subsidiaries (i) that are subject to the provisions hereof, (ii) that are or immediately become party to the Subsidiary Guaranty (iii) whose Capital Stock is pledged to the Lenders to secure the Obligations, and (iv) whose Intercompany Notes are pledged to the Lenders to secure the Obligations;

    (f)  Accounts receivable that arise in the
ordinary course of business and are payable on standard terms;

     (g)   Investments which are described on
Schedule 8  hereto; and

    (h)  Provided there shall exist no Default prior
to or after giving  effect  to  any  such  proposed
Investments  (which  may include, without limitation,
Investments in Unrestricted Subsidiaries), other
Investments  in communication or media related
businesses not to exceed,  at  any  time
outstanding, an  aggregate   amount (determined using
the purchase price or cost of such Investments without any adjustment for depreciation or amortization) equal to the sum of

     (i)  150%  of  Operating Cash Flow for the
immediately  preceding four fiscal quarters, plus
(ii) 100% of the first $50,000,000 of Net Cash
Proceeds received by the Borrower and its
Subsidiaries from the issuance of Equity after the
Agreement Date, plus (iii) 50% of Net  Cash  Proceeds
in  excess of $50,000,000 received  by  the Borrower
and its Subsidiaries from the issuance of Equity
(including any conversion of subordinated convertible
debentures, which constitutes Subordinated Debt, into
Equity) after the Agreement Date, plus (iv) 50% of
the Net Cash Proceeds received by the Borrower   and
its  Subsidiaries  from  the issuance   of any
subordinated convertible debentures after the
Agreement Date.

    Section 7.4    Amendment and Waiver.  The
Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of any material term or provision of its articles of incorporation or by-laws. In addition, the Borrower shall not, and shall not permit any Restricted
Subsidiary to, enter into any amendment of, or agree to or accept any waiver of any of the provisions of, any Necessary Authorization, unless (a) the Determining Lenders consent to such amendment and (b) the Lenders are provided with 10 days' written notice prior to the execution or effectiveness of the proposed amendment or waiver.

    Section 7.5    Liquidation, Disposition or
Acquisition of Assets, Merger, New Subsidiaries.  The
Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business, other than immaterial assets sold in the ordinary course of business, or dispositions whose proceeds are applied in accordance with Section
2.5(c) hereof;

    (b)  acquire (i) all or any substantial part of
the assets, property or business of any other Person,
or (ii) any assets that constitute a division or
operating unit of the business of any other  Person;
provided, however, that, so long as  there  shall
exist no Default prior to or after giving effect to a
proposed transaction,  the  Borrower  or any
Restricted Subsidiary  may, subject to the
limitations set forth in Section 7.3(h) hereof and in
this Section 7.5(b), purchase assets, property or
business of another Person, so long as (i) the
Lenders shall have received prior written  notice at
least 20 Business Days prior to  the  date  of such
purchase, (ii) the Administrative Lender shall have
received at least 10 Business Days prior to the date
of such purchase a compliance  certificate  in  the
form  required  by Section  6.3 hereof, but setting
forth the covenant calculations described in Section
6.3(a) hereof both prior to and after giving  effect
to the proposed purchase, (iii) such acquisition
shall be pursuant to documentation acceptable to the
Administrative Lender, (iv) such assets, property or
business shall be in or relate to the communications
or media related business, and (v) the Administrative
Lender  shall  have received   copies   of   all
documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request;

    (c)  subject to the limitations set forth in
Section 7.3(h) hereof,   enter  into  any  merger  or
consolidation;  provided, however, that, so long as
there shall exist no Default prior to or after giving
effect to a proposed transaction, the Borrower or any
Restricted  Subsidiary  may  merge or  consolidate
with  another Person, so  long  as  (i) the Lenders
shall have received  prior  written notice at least
20 Business Days prior to the date of  such
transaction, (ii) the Administrative Lender shall
have received at least 10 Business Days prior to the
date of such transaction a compliance certificate  in
the form required by Section  6.3  hereof,  but
setting forth  the  covenant  calculations described
in  Section  6.3(a) hereof both prior to and after
giving effect to the proposed merger or
consolidation, (iii)  such  merger  or  consolidation
shall  be pursuant to  documentation acceptable to
the Administrative  Lender,  (iv) the Person   with
whom such  merger  or  consolidation   is   being
consummated with shall be engaged in a communication or media related business, (v) the Borrower or such Restricted Subsidiary shall be the surviving entity, provided, that if the Borrower merges or consolidates with a Restricted Subsidiary, the Borrower shall be the surviving entity, and (vi) the Administrative Lender shall have received copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request; or

  (d) create or acquire any Subsidiary, except as permitted by Sections 7.3(e) and (h) hereof.

    Section 7.6    Guaranties.  Other than those
guaranties referenced  on  Schedule 10 hereto, the
Borrower shall  not,  and shall not  permit  any
Restricted Subsidiary to, at any  time  make  or
issue any  Guaranty, or assume, be obligated with
respect to, or permit to be  outstanding  any
Guaranty, of any obligation  of  any  other
Person except   Guaranties  in  an  aggregate  amount
not   to   exceed $10,000,000 at
any time; provided, however, such Guaranties shall be permitted only if prior to such proposed
Guaranty or after giving effect thereto there shall exist no Default.

    Section 7.7    Dividends.  The Borrower shall
not, and shall not permit any Subsidiary to, directly or indirectly declare or pay any Dividend; provided, however, (a) any Subsidiary may declare and pay
Dividends  to the Borrower or any Restricted
Subsidiary and (b) the Borrower may declare and pay Dividends (including amounts which become
Dividends as a result of the proviso in the definition of Dividends) on any date in an amount not to exceed the sum of (y) 25% of Excess Cash Flow for the immediately preceding twenty four month period ending on the date of such proposed Dividend minus
(z) the aggregate amount of Dividends previously declared and paid during such twenty-fourth month period; provided, further, however, notwithstanding clause (b) immediately preceding to the contrary, the Borrower shall pay no such Dividends unless there shall exist no Default prior to or after giving effect to any such proposed Dividend.

    Section  7.8    Affiliate Transactions.  The
Borrower shall not, and shall not permit any Subsidiary to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or properties to any Affiliate, on terms materially less advantageous to the Borrower or Subsidiary than would be the case if such transaction had been effected with a non-
Affiliate (other than advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any Subsidiary to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof on terms satisfactory to the Lenders in their sole discretion, and otherwise upon terms, conditions and documentation, and in a manner satisfactory to Determining Lenders.
Notwithstanding the foregoing, the Borrower may loan the proceeds of Advances to Subsidiaries that are Restricted Subsidiaries, so long as (a) there shall exist no Default prior to or after giving effect to such proposed loan and (b) such advances are evidenced by Intercompany Notes that have been pledged pursuant to the Pledge Agreements and for which entries in the financial records of the Borrower and its Restricted Subsidiaries are made evidencing such loans and repayments thereof.

     Section  7.9     Compliance with ERISA.  The
Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Determining Lenders) liability of the Borrower or any member of its Controlled Group,
(c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material
(in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled
Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Determining
Lenders) liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to materially (in the opinion of the Determining Lenders) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.
    Section 7.10 Leverage Ratio. At the end of each fiscal quarter occurring during the periods indicated below, the Borrower shall not permit the Leverage Ratio to be greater than:

Period                                            Ratio

From date hereof through December 31, 1996       5.25 to 1

Thereafter through December 31, 1997             5.00 to 1
Thereafter through December 31, 1998             4.75 to 1
Thereafter                                       4.50 to 1

Provided,  that  in the event the Collateral is
released  at  any time during the period from the
Agreement Date through December 31, 1996, the
Leverage Ratio during such period shall not be
greater than 5.00 to  1.
  Section 7.11   Fixed Charges Coverage Ratio.  The
Borrower shall  not  permit the ratio of (a)
Operating Cash Flow  for  the four consecutive fiscal
quarters then ending to (b) Fixed Charges for such
fiscal quarters as of the last day of any fiscal
quarter during the term of this Agreement, to be less
than 1.10 to   1.

     Section 7.12   Interest Coverage Ratio.  At the
end of each fiscal quarter, the Borrower shall not permit the ratio of (a) Operating Cash Flow for the four consecutive fiscal quarters then ending, to (b) interest expense of the Borrower and its Subsidiaries for such quarters, to be less than 2.0 to 1.

     Section  7.13   Debt Service Coverage
Ratio.   The Borrower shall not permit the ratio of
(a) Operating Cash Flow for the four consecutive fiscal quarters then ending, to (b) Pro-Forma Debt
Service for the four succeeding fiscal quarters, to be less than 1.25 to 1 at the end of each fiscal quarter during the term of this Agreement.

    Section 7.14   Capital Stock of the Borrower.
The Borrower shall  not,  and  shall not permit any
Restricted Subsidiary  to, make or permit any
issuance, transfer, assignment, distribution,
mortgage,  pledge or gift of any shares of Pledged
Stock,  except in connection with issuances permitted
by Schedule 5 hereto and then only   if   such
shares  are  pledged and  delivered   to   the
Administrative Lender pursuant to the pledge agreements.

     Section 7.15   Sale and Leaseback.  The Borrower
shall  not, and shall not permit any Restricted
Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

    Section 7.16   Sale or Discount of Receivables.
The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     Section 7.17   Business of Television Licenses
and Radio Licenses  and  Metroplex Licenses.
Notwithstanding anything in this Agreement to the contrary, Borrower shall not permit Television
Licenses, Radio Licenses, or Metroplex Licenses to engage in any business other than the ownership of
(i) FCC licenses and Necessary Authorizations for the operation of Television, Radio and Metroplex, respectively, and (ii) at least 95% of the Capital
Stock of Television  and  100%  of  the Capital
Stock  of Radio  and Metroplex, respectively.

     Section  7.18   Subordinated Debt.  The Borrower
shall  not, and shall not permit any Subsidiary to,
(a) make any payment of principal, interest, premium,
fee or otherwise with respect to Subordinated Debt
except in strict accordance with the  terms  of
the Subordinated  Debt documentation, (b) prepay,
redeem,  repurchase or defease, or set aside funds
for the prepayment, redemption, repurchase   or
defeasance of  all  or  any  portion   of   the
Subordinated Debt or (c) amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document or instrument in connection with any Subordinated
Debt that would result in (i) an increase in the outstanding principal amount of the Subordinated
Debt, (ii) a change in any principal, interest, fees, or other amounts payable under the Subordinated Debt
(including without limitation a waiver or action that results in the waiver of any payment default under the Subordinated Debt), (iii) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Subordinated Debt
(including, without limitation, as a result of any redemption, defeasance or otherwise), (iv) a change in any percentage of holders of the Subordinated Debt required to take (or refrain from taking) any action, (v) a change in any financial covenant, (vi) a change in any remedy or right of the holders of the Subordinated Debt, (vii) a change in any covenant, term or provision which would result in such term or provision being more restrictive than the terms of this Agreement and the other Loan Documents, (viii) a change that grants or permits the granting of any security interest or Lien on any asset or property of the Borrower or any Subsidiary to secure any Subordinated Debt, or (ix) a change in any term or provision of any document or instrument in connection with any Subordinated Debt that could have, in any material respect, an adverse effect on the interests of Lenders.

      Section  7.19    Other  Agreements.   Except
as otherwise provided in this Agreement, neither
Borrower nor any Restricted Subsidiary shall enter into any agreement pursuant to which the ability of the Borrower or a Restricted Subsidiary to pay any money, dividend or other type of advance to, or otherwise make any other Investment in, the Borrower or any Restricted Subsidiary shall be limited or in which such payment would be a default or event of default.

                      ARTICLE 8

                       Default

     Section  8.1     Events of Default.  Each of
the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

    (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

  (b)  The Borrower shall default in the payment of
(i) any interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the Loan
Documents, when due, which Default is not cured within three days from the date such payment became due by payment of such late amount, or (ii) any principal under any of the Notes;

     (c) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any agreement or covenant contained in Section 5.1 or
Article 7 hereof;

     (d)  The Borrower or any Restricted Subsidiary
shall default in the performance or observance of any
other agreement or covenant contained   in  this
Agreement  not  specifically  referred   to
elsewhere in this Section 8.1, and such default shall not be cured within a period of 30 days after the earlier of written notice from the Administrative Lender thereof or actual notice thereof;

    (e)   There  shall  occur  any  default  or
breach in the performance or observance of any agreement or covenant (after the expiration of any applicable grace period) or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement);
     (f) There shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 60 consecutive days;

(g)  The Borrower or any Subsidiary shall file a
petition, answer or consent seeking relief under
Title 11 of the United States  Code,  as  now
constituted or hereafter amended,  or  any other
applicable Federal or state bankruptcy law or other
similar  law, or the Borrower or any Subsidiary shall
consent to the institution of proceedings  thereunder
or to the filing of any such petition  or to the
appointment  or taking  of  possession  of   a
receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action;

    (h)  A final judgment or judgments shall be
entered by any court against the Borrower or any Subsidiary for the payment of money which exceeds
$500,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

        (i)   With respect to any Plan of the
Borrower or any member of its Controlled Group:  (i)
the Borrower, any such member, or any other party-in
interest or disqualified person shall engage in
transactions which in the aggregate would reasonably
result in a direct or indirect liability to the
Borrower or any member of its Controlled Group in
excess of $750,000 under Section 409  or  502 of
ERISA or  Section  4975 of the Code; (ii) the
Borrower  or any member of its Controlled Group shall
incur any accumulated funding deficiency,  as  defined  in
Section 412  of  the  Code,  in  the aggregate in
excess of $750,000, or request a funding waiver from
the Internal Revenue Service for contributions in
the aggregate in excess of $750,000; (iii) the
Borrower or any member of its Controlled Group shall
incur any withdrawal liability in the aggregate in
excess of $250,000 as a result of a complete or
partial withdrawal within the meaning of Section
4203 or 4205 of ERISA; (iv) the Borrower or any
member of its Controlled Group shall fail to make a
required contribution by the due date under Section
412  of the Code or Section 302 of  ERISA  which
would
result in the imposition of a lien under Section 412
of the Code or Section 302 of ERISA; (v) the
Borrower, any member of its Controlled Group or any
Plan sponsor shall notify the PBGC of an intent to
terminate, or the PBGC shall institute proceedings
to terminate, or the PBGC shall institute
proceedings to terminate, any Plan; (vi) a
Reportable Event shall occur with respect to a Plan,
and within 15 days after the reporting of such
Reportable Event  to  the  Administrative Lender,
the Administrative  Lender shall have  notified  the
Borrower  in writing  that  the  Determining
Lenders have made a determination that, on the basis
of such Reportable Event, there are reasonable
grounds for the termination of such Plan by the PBGC
or for the appointment by the appropriate United
States District Court of a trustee to administer
such Plan and as a result  thereof  an  Event  of
Default  shall  have occurred hereunder; (vii) a
trustee shall be appointed by a court of competent
jurisdiction to administer any Plan or the assets
thereof; (viii) the  benefits of any Plan shall be
increased, or the Borrower  or any member of its
Controlled Group shall begin to maintain, or begin
to contribute to, any Plan, without the prior
written consent of the Determining  Lenders; or (ix)
any ERISA Event with respect  to  a Plan shall have
occurred, and 30 days thereafter (A) such ERISA
Event, other  than such event described in clause
(vi) of the definition of ERISA  Event  herein,  (if
correctable) shall  not  have   been corrected and
(B)   the  then present  value  of  such  Plan's
benefit liabilities, as defined in Title IV of
ERISA, shall exceed the then current value of assets
accumulated in such Plan; provided, however, that
the   events  listed in  subsections  (v)  through
(ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability that the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $750,000;

    (j)   All or any material portion of the
Collateral  or  the Loan Documents  shall be the
subject of any proceeding  instituted  by any Person
other  than  a  Lender (except  in  connection  with
any Lender's exercise  of  any  remedies under the
Loan Documents),  or  there shall exist any
litigation or threatened litigation with respect to
all or  any material portion of the Collateral or
the Loan Documents, or any  Person shall challenge
in any manner whatsoever the validity or
enforceability of all or any portion of the Loan
Documents or the Collateral; provided, however, that
during any such time any such circumstance shall be
bonded or stayed in accordance with Applicable  Law
and  to  the  satisfaction  of the  Determining
Lenders, such circumstance shall not be an Event of
Default;
    (k)  The Borrower or any Restricted Subsidiary
shall default in the  payment  of  any  Indebtedness
in an  aggregate  amount  of $750,000 or more beyond
any grace period provided with respect thereto, or
shall default in the performance of any agreement or
instrument under which such Indebtedness is created
or evidenced beyond any applicable  grace  period,
if the effect of such  default  is  to permit or
cause the holder of such Indebtedness (or a trustee
on behalf of any  such holder) to cause such
Indebtedness to become due  prior to its date of
maturity;
     (l)   Less  than  90% of the issued and
outstanding  Capital Stock of the Restricted
Subsidiaries of the Borrower shall be owned,
directly or indirectly, by the Borrower and by
management of the Borrower;   except   that,  with
respect   to   the Australian subsidiaries, Borrower
shall own less than 50% of the Capital Stock of such
subsidiaries, and with respect to CCC-Houston,
Borrower shall own less than 79% of such subsidiary;
     (m)  The Borrower or any Subsidiary shall fail
to comply  in any material respect with the
Communications Act, or any rule or regulation
promulgated by the FCC;
     (n)   Any material Necessary Authorization
shall be revoked; or there shall occur a material
default under any material Necessary Authorization
by the Borrower or any Subsidiary beyond any
applicable grace period; or any proceedings shall in
any way be brought by any Person to challenge the
validity or enforceability of  any  material
Necessary Authorization  and  the  FCC  shall
designate the Necessary Authorization for a
revocation hearing; or proceedings   for   the
renewal  of  any   material Necessary Authorization
shall not be commenced at least 90 days prior to the
expiration thereof; or any material Necessary
Authorization shall expire due to termination,
nonrenewal or for any other reason, or shall be
designated for a revocation hearing;
(o)  Any lease of the Borrower or any Restricted
Subsidiary shall terminate or cease to be effective,
and termination or cessation thereof could
reasonably be expected to have a Material Adverse
Effect; provided, however, that termination or
cessation of a lease shall not constitute an Event
of Default if another lease reasonably satisfactory
to the Determining Lenders is contemporaneously
substituted therefor;
     (p)   Any material provision of any Loan
Document shall  for any reason  cease  to be valid
and binding on or enforceable  against any party  to
it (other than the Administrative Lender or any
Lender) in all material  respects,  or any such
party  shall  so state  in writing; or
     (q)   There  shall  exist  any  breach  or
default  of  any management agreement   or  contract
of  the  Borrower  or  any   Restricted Subsidiary,
or any such management agreement or contract shall terminate in accordance with its terms and shall not be renewed among the parties upon substantially similar terms, and such breach, default or termination could reasonably be expected to have a Material Adverse Effect.

Section 8.2    Remedies.  If an Event of Default
shall have occurred and shall be continuing:

   (a)  With the exception of an Event of Default
specified in Section  8.1(f) or (g) hereof, the
Administrative  Lender  shall, upon the   direction
of  the  Determining  Lenders,  terminate   the
Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan
Documents to the contrary notwithstanding.

    (b) Upon the occurrence of an Event of Default specified in Section 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan
Documents to the contrary notwithstanding.

(c)  If any Letter of Credit shall be then
outstanding, the Administrative Lender may (or, upon the direction of the Determining Lenders, shall) demand upon the Borrower to, and forthwith upon such demand, the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender on such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding; provided, however, that upon the occurrence of an Event of Default pursuant to Section 8.1(f) or 8.1
(g) hereof, such amount shall become immediately due and payable without the requirement of any action on the part of Administrative Lender.

    (d) The Administrative Lender, and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable
Law.

    (e)  The rights and remedies of the
Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.


                            ARTICLE 9

                    Changes in Circumstances

    Section 9.1    LIBOR Basis Determination
Inadequate.  If with respect  to  any proposed LIBOR
Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest
Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest
Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

Section 9.2    Illegality.  If any applicable law,
rule or regulation, or any change therein or
adoption thereof, or interpretation or
administration thereof by any governmental
authority, central bank or comparable agency charged
with the interpretation or administration thereof,
or compliance by any Lender (or  its  LIBOR  Lending
Office)  with  any  request or directive (whether or
not having the force of law) of any such authority,
central bank or comparable agency, shall make it
unlawful or impossible for such Lender (or its LIBOR
Lending Office) to make, maintain or fund its LIBOR
Advances, such Lender shall so notify the Borrower
and the Administrative Lender.  Before giving any
notice to the Borrower pursuant to this Section, the
notifying Lender shall designate a different LIBOR
Lending Office or other lending office if such
designation will avoid the need for giving such
notice and will not, in the sole judgment of the
Lender, be materially disadvantageous to the Lender.
Upon receipt of such notice,  notwithstanding
anything contained in Article 2  hereof, the
Borrower  shall repay  in  full the then
outstanding  principal amount of  each  LIBOR
Advance owing to the notifying Lender,  together
with accrued interest thereon, on either (a) the
last day of the Interest Period applicable to such
Advance, if the Lender may lawfully continue to
maintain and fund such Advance to such day, or (b)
immediately, if the Lender may not lawfully continue
to fund and  maintain  such  Advance  to  such day.
Concurrently  with repaying each affected LIBOR
Advance owing to such Lender, notwithstanding
anything contained in Article 2 hereof, the Borrower
shall borrow a Base Rate Advance from such Lender,
and such Lender shall make such Base Rate Advance,
in an amount such that the outstanding principal
amount of the Advances owing to such Lender shall
equal the outstanding   principal  amount  of  the
Advances owing immediately prior to such repayment.

    Section 9.3    Increased Costs.
    (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:
       (i)      shall  subject  a Lender (or  its
 LIBOR Lending Office) to any tax, duty or other charge (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances
(except for changes in the rate of tax on the overall net income of the Lender or its LIBOR
Lending  Office and franchise  taxes imposed upon such Lender); or

     (ii)     shall impose, modify or deem
    applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending
    Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to
increase the cost to a  Lender  (or its LIBOR
Lending Office) of making or maintaining any LIBOR
Advances, or to reduce the amount of any sum
received or receivable by a Lender (or its LIBOR
Lending Office) with respect thereto, by an amount
deemed by a Lender to be material, then, within  15
days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected
Lender made in good faith, be disadvantageous to such Lender.

     (b)  A certificate of any Lender claiming
compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

    Section 9.4    Effect On Base Rate Advances.  If
notice has been given pursuant to Section 9.1, 9.2
or 9.3 hereof suspending the obligation of a Lender
to make LIBOR Advances, or requiring LIBOR Advances
of a Lender to be repaid or prepaid, then, unless
and until the Lender notifies the Borrower that the
circumstances giving rise to such repayment no
longer apply, all Advances which would otherwise be
made by such Lender as LIBOR Advances shall be made
instead as Base Rate Advances.
    Section 9.5    Capital Adequacy.  If either (a)
the introduction of or any change in or in the
interpretation of any law,  rule or regulation or
(b) compliance by a Lender  with  any law, rule or
regulation or any guideline or request from any
central bank or other governmental authority
(whether or not having the force of law) affects or
would affect the amount of capital required or
expected to be maintained by a Lender or any
corporation controlling such Lender (any event or
occurrence in clauses (a) or (b) above being a
"Regulatory Modification"), and such Lender
reasonably determines that the amount of such
capital is increased by or based upon the existence
of such Lender's commitment  or  Advances  hereunder
and other  commitments   or advances of such Lender
of this type, then, upon demand by such Lender,
subject to Section 11.10, the Borrower
shall immediately pay to such Lender, from time to
time as specified by such Lender, additional amounts
sufficient to compensate such Lender with respect to
such circumstances (collectively, "Additional
Costs"), to the  extent  that such Lender reasonably
determines  in good faith such increase in capital
to be allocable to the existence of such Lender's
Commitment hereunder. Notwithstanding  the
foregoing, any Lender's demand for Additional Costs
shall not include any Additional Costs with respect
to any period more than 180 days prior  to  the date
that such Lender gives notice to the Borrower of
such Additional Costs unless the effective date of
the Regulatory Modification  which results in the
right to  receive  Additional Costs is retroactive
(the   "Regulatory  Modification Retroactive
Effective Date").  If any Regulatory Modification
has a Regulatory Modification Retroactive Effective
Date and any Lender demands compensation within  180
days  after  the  date   setting   the Regulatory
Modification Retroactive Effective Date (the
"Regulatory Modification Set Date"), such Lender
shall have the right to receive such Additional
Costs from the Regulatory Modification Retroactive
Effective Date. If a Lender does not demand such
Additional   Costs within  180  days   after
the Regulatory Modification Set Date, such lender may not receive payment of Additional Costs with respect to any period more than 180 days prior to such demand.

A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of demonstrable error, be conclusive and binding for all purposes.

                     ARTICLE 10

               AGREEMENT AMONG LENDERS

Section 10.1   Agreement Among Lenders.  The Lenders
agree among themselves that:

    (a)  Administrative Lender.  Each Lender hereby
appoints the Administrative  Lender as its nominee
in its  name  and  on  its behalf, to receive all
documents and items to be furnished hereunder; to
act as nominee for and on behalf of all Lenders
under the Loan Documents; to take such action as may
be requested by Determining Lenders,  provided
that,  unless and until  the  Administrative Lender
shall have received such requests, the
Administrative Lender may take such administrative
action, or refrain from taking such administrative
action, as it may deem advisable and in the best
interests  of  the  Lenders; to arrange  the means
whereby  the proceeds of the Advances of the Lenders
are to be made available to the Borrower; to
distribute promptly to each Lender information,
requests  and  documents  received from the
Borrower, and  each payment (in like funds received)
with respect to any of such Lender's Advances, fee
or other amount; and to deliver to the Borrower
requests, demands, approvals and consents received
from the Lenders. Administrative Lender agrees to
promptly distribute to each   Lender,   at  such
Lender's  address  set forth   below information,
requests, documents and payments received from the
Borrower.
    (b)  Replacement of Administrative Lender.
Should the Administrative Lender or any successor
Administrative Lender ever cease  to  be  a  Lender
hereunder, or should the  Administrative Lender or
any successor Administrative Lender ever resign as
Administrative Lender, or should the Administrative
Lender or any successor Administrative Lender ever
be removed with or without cause  by  the
Determining Lenders, then the Lender appointed  by
the other Lenders shall forthwith become the
Administrative Lender, and the Borrower and the
Lenders shall execute such documents as any Lender
may reasonably request to reflect such change.  Any
resignation or removal of the Administrative Lender
or any successor Administrative Lender shall become
effective upon the appointment by the Lenders of a
successor Administrative Lender; provided, however,
that if the Lenders fail for any reason to appoint a
successor within 60 days after such removal or
resignation, the Administrative Lender or any
successor Administrative Lender (as the case may be)
shall thereafter  have no obligation to act as
Administrative Lender hereunder.
     (c)   Expenses.  Each Lender shall pay its pro
rata  share, based on  its Specified Percentage, of
any reasonable expenses paid  by the Administrative
Lender directly and solely in connection with  any
of the Loan Documents if Administrative Lender does
not receive reimbursement  therefor from other
sources within 60 days  after the date incurred,
unless payment of such fees is being diligently disputed
by  such  Lender or the Borrower in  good  faith.   Any amount so
paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.
   (d)  Delegation of Duties.  The Administrative
Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

    (e)  Reliance by Administrative Lender.  The
Administrative Lender  and  its  officers,
directors, employees,  attorneys  and agents shall
be entitled to rely and shall be fully protected in
relying on any writing, resolution, notice, consent,
certificate, affidavit,   letter,  cablegram,
telegram,  telex  or teletype message, statement,
order, or other document or conversation reasonably
believed  by  it or them in good faith to be genuine
and  correct and to  have been          signed  or
made by the proper  Person  and,  with
respect to legal matters, upon opinions of counsel selected by the Administrative Lender. The
Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

      (f)    Limitation  of  Administrative
Lender's Liability. Neither the Administrative
Lender nor any of its officers, directors,
employees,  attorneys or agents shall be liable  for
any  action taken or omitted to be taken by it or
them hereunder in good faith and believed by it or
them to be within the discretion or power conferred
to it or them by the Loan Documents or be
responsible for the  consequences  of any error of
judgment, except  for  its  or their own gross
negligence or wilful misconduct.  Except as
aforesaid, the Administrative Lender shall be under
no duty to enforce any rights with respect to any of
the Advances, or any security therefor.  The
Administrative Lender shall not be compelled to do
any act hereunder or to take any action towards the
execution or enforcement of  the  powers hereby
created or  to  prosecute  or defend any   suit   in
respect  hereof,  unless indemnified   to   its
satisfaction against loss, cost, liability and
expense.  The Administrative Lender shall not be
responsible in any manner to any Lender for the
effectiveness, enforceability, genuineness, validity
or due execution   of   any   of  the  Loan
Documents,   or   for   any representation,
warranty, document, certificate, report or statement
made  herein or furnished in connection with any
Loan Documents, or be under any obligation to any
Lender to ascertain or to inquire as to the
performance or observation of any of the terms,
covenants or conditions of any Loan Documents on the
part of the Borrower.  To the extent not reimbursed
by the Borrower, each Lender hereby severally, but
not jointly, indemnifies and holds harmless the
Administrative Lender, pro rata according to its
Specified Percentage,   from   and   against any
and   all   liabilities, obligations,
losses, damages, penalties, actions, judgments,
suits, costs, expenses and/or disbursements of any
kind or nature whatsoever which may be imposed on,
asserted against, or incurred by the Administrative
Lender  in  any way with      respect  to  any  Loan
Documents or any action taken or omitted by the
Administrative Lender under the Loan Documents
(including any negligent action of the
Administrative Lender), except to the extent the
same result from gross  negligence  or  wilful
misconduct by  the  Administrative Lender.
    (g)  Liability Among Lenders.  No Lender shall
incur any liability (other than the sharing of
expenses and other matters specifically set forth
herein and in the other Loan Documents) to any other
Lender, except for acts or omissions in bad faith.
    (h)  Rights as Lender.  With respect to its
commitment hereunder, the Advances made by it and
Note issued to it, the Administrative Lender shall
have the same rights as a Lender and may exercise
the same as though it were not the Administrative
Lender, and the term "Lender" or "Lenders" shall,
unless the context otherwise indicates, include the
Administrative Lender in its individual capacity.
The Administrative Lender or any Lender may accept
deposits from, act as trustee under indentures of,
and generally  engage in any kind of business with,
the Borrower  and any of its Affiliates, and any
Person who may do business with or own securities of
the Borrower or any of its Affiliates,  all  as  if
the Administrative   Lender were        not  the
Administrative   Lender hereunder and without any
duty to account therefor to the Lenders.

    Section 10.2   Lender Credit Decision.  Each
Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1 and
6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section  10.3   Benefits of Article.  None of
the provisions of this Article shall inure to the benefit of any Person other than Lenders or the Borrower, as applicable; consequently, no Person other than Lenders or the Borrower shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.
                     ARTICLE 11

                    Miscellaneous

    Section 11.1   Notices.

      (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as registered mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

        (i)   If to the Borrower, at:
                Clear Channel Communications, Inc.
                7710 Jones-Maltsberger, Suite 600
                SanAntonio, Texas  78216
                Attn: Randall T. Mays, Vice
                President-Treasurer

       (ii)   If to the Administrative Lender, at:

              NationsBank of Texas, N.A.
              901 Main Street, 64th Floor
              Dallas, Texas  75202
              Attn:  Thomas E. Carter, Senior Vice
              President

      (iii)   If to a Lender, at its address shown
  below its name on the signature pages hereof, or if applicable, set forth in its Assignment
  Agreement.

    (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

    Section 11.2   Expenses.  The Borrower shall
promptly pay:
  (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances and the issuance of Letters of Credit hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

  (b)  all reasonable out-of-pocket expenses of the
Administrative  Lender in connection with the
administration  of the transactions contemplated in
this Agreement and the other Loan Documents,  the
preparation, negotiation, execution and  delivery
of any waiver, amendment or consent by the Lenders
relating to this Agreement or the other Loan
Documents; and
  (c)  all reasonable costs, out-of-pocket expenses
and attorneys' fees of the Administrative Lender and
each Lender incurred for enforcement, collection,
restructuring, refinancing and "work-out", or
otherwise incurred in obtaining performance under the
Loan Documents, and all reasonable costs and out-of-
pocket expenses of collection if default is made in
the payment of the Notes, which in each case shall
include without limitation  reasonable fees and expenses of
consultants,  counsel for the Administrative Lender
and any Lender, and administrative fees for the
Administrative Lender.
     Section  11.3    Waivers.  The rights and
remedies  of  the Lenders under this Agreement and
the other Loan Documents shall be cumulative and not
exclusive of any rights or remedies which they would
otherwise have.  No failure or delay by the
Administrative Lender or any Lender in exercising any
right shall operate as a waiver of such right.  The
Lenders expressly reserve the right to require strict
compliance with the terms of this Agreement in
connection with any funding of a request for an
Advance and the Issuing Bank expressly reserves the
right to require strict compliance  with  the terms
of this Agreement in connection  with any issuance of
a Letter of Credit.  In the event that any Lender
decides to fund an Advance or the Issuing Bank
decides to issue a Letter of Credit at a time when
the Borrower is not in strict compliance  with  the
terms of this Agreement, such  decision  by such
Lender shall not be deemed to constitute an
undertaking by the Lender  to  fund  any further
requests for Advances  or  by  the Issuing Bank to
issue any additional Letter of Credit or preclude the
Lenders from exercising any rights available under
the Loan Documents or at law or equity.  Any waiver
or indulgence  granted by the   Lenders  shall  not
constitute  a  modification  of   this
Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

Section 11.4   Determination by the Lenders
Conclusive and Binding. Any material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

    Section 11.5   Set-Off.  In addition to any
rights now or hereafter  granted  under  Applicable
Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

    Section 11.6   Assignment.
     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c)  A Lender may at any time sell participations in all
or any part  of  its  Advances (collectively, "Participations")
to any banks or other  financial institutions ("Participants")
provided  that such Participation shall not confer on
any Person (other than the parties  hereto) any right
to vote on, approve or sign amendments or waivers,
or  any  other  independent benefit  or  any  legal
or equitable right,  remedy or other claim under this
Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect  to  items  that would result  in (i)
any increase in the commitment of any Participant; or
(ii)(A) the extension of the date of maturity of, or
(B) the extension of the due date for any payment of
principal,  interest or fees respecting, or (C) the
reduction of the amount of any installment  of
principal  or  interest  on  or  the  change  or
reduction of any mandatory reduction required
hereunder, or (D) a reduction of  the rate of
interest on, the Advances, the Letters of Credit, or
the Reimbursement Obligations, or change in
Applicable Margin; or (iii) the release of security
for the Obligations, including without limitation any
guarantee or Pledged Stock; or (iv) the reduction of
any fees payable hereunder.  Notwithstanding the
foregoing, the Borrower agrees that the Participants
shall be entitled to the benefits of Article 9 and
Section 11.5 hereof as though  they were Lenders and
the Lenders may provide  copies  of all financial
information received from the Borrower to such
Participants.   To  the fullest extent it may
effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation.

    (d)  Each Lender may assign to one or more
financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Documents up to a total of 49% of its Specified Percentage of the Commitment; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Lender and Borrower, which approval shall not be unreasonably withheld (provided that without the consent of the Borrower or the Administrative Lender, any Lender may make assignments to its Affiliates or another Lender),

(ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment, Advances and Reimbursement
Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $5,000,000 and which is an integral multiple of $1,000,000,
(iv) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance
Agreement (an "Assignment Agreement") in substantially the form of Exhibit I hereto, together with the Notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative
Lender a processing fee of $2,500 and (vi) notwithstanding anything herein to the contrary, any Lender may assign up to a total of 100% of its Specified Percentage of the Commitment with the prior written consent of the Borrower and the Administrative Lender, which consent may be withheld for any reason or for no reason. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. The Borrower shall not be liable for any fees or expenses of the Administrative Lender, any Lender, or any Assignee, incurred in connection with such an Assignment.

  (e)  Notwithstanding anything in clause (d) above
to the contrary, any Lender may assign and pledge all
or any portion of its Advances and Note to any
Federal Reserve Bank as collateral security  pursuant
to Regulation A  of  F.R.S.  Board  and
any Operating Circular issued by such Federal Reserve
Bank; provided, however, that no such assignment
under this clause (e) shall release the assignor
Lender from its obligations hereunder.        (f)
Upon its receipt of an Assignment Agreement executed
by a Lender and an Assignee, and any note or notes
subject to such assignment, the Borrower shall,
within three Business Days after its receipt of such
Assignment Agreement, at its own expense, execute and
deliver to the Administrative Lender in exchange for
the surrendered Notes new Notes to the order of such
Assignee  in an amount equal to the portion of the
Advances, Reimbursement Obligations and Commitment
assigned to it pursuant to such Assignment Agreement
and new Notes to the order of the Administrative
Lender in an amount equal to the portion of the
Advances and Commitment retained by it hereunder.
Such new notes shall be in an aggregate principal
amount equal to the aggregate principal amount of
such surrendered Notes, shall be dated the effective
date of such Assignment Agreement and shall
otherwise be in substantially the form of Exhibit A
hereto.
     (g)   No  Lender  may,  without the  prior
consent  of  the Borrower, which shall not be
unreasonably withheld, in connection with any
assignment   or   Participation   or   proposed
assignment   or Participation pursuant to this
Section 11.6, disclose to the Assignee or Participant or proposed Assignee or Participant, any information
(which is not otherwise publicly available) relating to the Borrower furnished to such Lender by or on behalf of the Borrower, unless such proposed assignee or participant agrees to keep such information confidential and signs a confidentiality agreement in a form substantially similar to the confidentiality agreement signed by the Persons who were Lenders on the Agreement Date. The Borrower may not prohibit any Participation by withholding its consent pursuant to this Section 11.6(g).

    (h)  Except as specifically set forth in this
Section 11.6, nothing  in this Agreement or any other
Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

    Section 11.7   Release of Collateral.  At the
Borrower's option, Borrower may request that the lien on the Capital Stock of Borrower's
Subsidiaries  be released  in  the  event  that  (i)
Borrower obtains a senior unsecured debt rating of at least BBB- from S&P or Baa3 from Moody's and (ii) no Default or Event of Default has occurred and is continuing. Upon receipt of such request, the Administrative Lender shall release such Collateral.

     Section 11.8   Counterparts.  This Agreement may
be executed in any  number of counterparts, each of
which shall be deemed to  be an original, but all
such separate counterparts shall together constitute
but one and the same instrument.
    Section 11.9   Severability.  Any provision of
this Agreement which is for any reason prohibited or
found or held invalid or unenforceable by any court
or governmental agency shall be ineffective to the
extent of such prohibition or invalidity or
unenforceability without invalidating the remaining
provisions hereof in such jurisdiction or affecting
the validity or enforceability of such provision in
any other jurisdiction.
    Section 11.10  Interest and Charges.  It is not
the intention of  any  parties  to  this  Agreement
to make  an  agreement  in violation of the laws of
any applicable jurisdiction relating to usury.
Regardless of  any  provision in any Loan Documents,
no  Lender shall ever be entitled to receive, collect
or apply, as interest on the Obligations, any amount
in excess of the Maximum Amount.  If any Lender or
participant ever receives, collects or applies, as
interest, any such excess, such amount which would be
excessive interest shall be deemed a partial
repayment of principal and treated hereunder as such;
and if principal is paid in full, any remaining
excess shall be paid to the Borrower.  In determining
whether or not the interest paid or payable, under
any specific contingency, exceeds the Maximum Amount,
the Borrower and the Lenders shall, to the maximum
extent permitted under Applicable Law, (a)
characterize any nonprincipal payment as an expense,
fee or premium rather than as interest, (b) exclude
voluntary prepayments and the effect thereof, and (c)
amortize, prorate, allocate and spread in equal
parts, the total amount of interest throughout  the
entire contemplated term of the Obligations  so that
the interest rate is uniform throughout the entire
term of the Obligations; provided, however, that if
the Obligations are paid and performed in full prior
to the end of the full contemplated term  thereof,
and if the interest received for the actual period of
existence thereof exceeds the Maximum Amount, the
Lenders shall refund to the Borrower the amount of
such excess or credit the amount of such excess
against the total principal amount of the Obligations
owing, and, in such event, the Lenders shall not be
subject  to  any  penalties provided by any laws for
contracting for, charging or receiving interest in
excess of the Maximum Amount. This   Section  shall
control  every  other  provision of   all agreements
pertaining to the transactions contemplated by or contained in the Loan Documents.

    Section 11.11  Headings.  Headings used in this
Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

    Section 11.12  Amendment and
Waiver.  The provisions of this
Agreement may not be amended,
modified or waived except by the
written agreement of the Borrower
and the Determining Lenders;
provided, however, that no such
amendment, modification or waiver
shall be made (a) without the
consent of all Lenders, if it
would (i)  increase  the
Specified Percentage or
commitment  of  any Lender, or
(ii) extend or postpone any
Commitment Reduction, extend or
postpone the date of payment or
maturity of, extend the due date
for any payment of principal or
interest on, reduce the amount of
any  installment of principal or
interest on, or reduce the  rate
of interest on, any Advance, the
Reimbursement Obligations, fees or
other  amounts owing under any
Loan Documents, or (iii)
release any security for or
guaranty of the Obligations
(except pursuant to this
Agreement), or (iv) reduce the
fees payable hereunder, or (v)
revise this Section 11.12, or (v)
waive the date for payment of any
of  the Obligations,  or  (vi)
amend  the  definition of
Determining Lenders, (vii) revise
Sections 2.5(b), (c) or (d) hereof
or (vii) revise Sections 2.6(b) or
(c) hereof; or (b) without the
consent  of  the Administrative
Lender, if it  would  alter  the
rights, duties or obligations
of the Administrative Lender.
Neither this Agreement nor any
term hereof may be amended orally,
nor may any provision hereof be
waived orally but only by an
instrument in writing  signed by
the Administrative Lender and, in
the case  of an amendment, by the
Borrower.

    Section 11.13  Exception to Covenants.  Neither
the Borrower nor any Restricted Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

    Section 11.14  No Liability of Issuing Bank.  The
Borrower assumes all risks of the acts or omissions
of any beneficiary or transferee  of any Letter of
Credit with respect to  its  use  of such Letter  of
Credit. Neither the Issuing Bank nor any Lender  nor
any of their respective officers or directors shall
be liable or responsible for:  (a) the use that may
be made of any Letter of Credit  or any acts or
omissions of any beneficiary or transferee in
connection   therewith; (b)  the   validity,
sufficiency or genuineness of documents,  or  of  any
endorsement  thereon,  even  if such documents should
prove to be in any or all respects invalid,
insufficient, fraudulent or forged; (c) payment by
the Issuing Bank against presentation of documents
that do not comply with the terms of a Letter of
Credit, including failure of any documents to bear
any reference  or adequate reference to the Letter of
Credit,  except for any payment made upon the Issuing
Bank's gross negligence or willful misconduct; or (d)
any other circumstances whatsoever in making or
failing to make payment under any Letter of Credit,
except that the Borrower shall have a claim against
the Issuing Bank,  and  the Issuing Bank shall be
liable to the Borrower,  to the extent of any direct,
but not consequential, damages suffered by the
Borrower that the Borrower proves were caused by (i)
the Issuing Bank's willful misconduct or gross
negligence in determining  whether  documents
presented  under  any Letter  of Credit comply with
the terms of the Letter of Credit or (ii) the Issuing
Bank's willful failure to make lawful payment under a
Letter of Credit after the presentation to it of a
draft and certificates strictly complying with the
terms and conditions of the Letter of Credit other
than pursuant to the Uniform Commercial Code Section
5-114.   In  furtherance and not in limitation of the
foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

  Section 11.15  Credit Agreement Governs.  In the
event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall control.

  SECTION 11.16  GOVERNING LAW.  THIS AGREEMENT AND
THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY  THE  LAWS  OF  THE
STATE OF TEXAS; PROVIDED,  HOWEVER,  THAT PURSUANT
TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION  11.17  WAIVER OF JURY TRIAL.  EACH OF THE
BORROWER, THE ADMINISTRATIVE   LENDER   AND  THE   LENDERS
HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF
OR RELATED TO ANY OF THE LOAN DOCUMENTS   OR  THE  TRANSACTIONS
CONTEMPLATED THEREBY.    THIS PROVISION IS A MATERIAL
INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

    SECTION 11.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES  HERETO.   THERE  ARE NO UNWRITTEN
ORAL AGREEMENTS BETWEEN THE PARTIES.

           IN  WITNESS  WHEREOF,  this  Amended  and
Restated Credit Agreement is executed as of the date first set forth above.


BORROWER:                      CLEAR CHANNEL
COMMUNICATIONS, INC.
                                 By
                                 title:

ADMINISTRATIVE LENDER:         NATIONSBANK OF TEXAS,
                               N.A.,
                               as Administrative Lender



                                  By

                                  Thomas E. Carter, Senior Vice
                                  President